                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [  ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Rule 14a-12

                          Webster Financial Corporation

--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      --------------------------------------------------------------------------

      2)  Aggregate number of securities to which transaction applies:

      --------------------------------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      --------------------------------------------------------------------------

      4)  Proposed maximum aggregate value of transaction:

      --------------------------------------------------------------------------
      5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:
                                ------------------------------------------------

      2) Form, Schedule or Registration Statement No.:
                                                      --------------------------

      3) Filing Party:
                      ----------------------------------------------------------

      4) Date Filed:
                    ------------------------------------------------------------

                         WEBSTER FINANCIAL CORPORATION
                                     [LOGO]











                                                             March 21, 2001

TO THE SHAREHOLDERS OF
WEBSTER FINANCIAL CORPORATION:

       You are cordially invited to attend the Webster Financial Corporation Annual Meeting of Shareholders to be held on Thursday, April 26, 2001, at 4:00 p.m, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut 06702.

       At the Annual Meeting, you will be asked: (i) to elect three directors to serve for three-year terms; (ii) to amend the 1992 Stock Option Plan to increase the number of shares of common stock available for issuance under the plan, to provide for discretionary grants of options to non-employee directors and to discontinue automatic grants of options to non-employee directors; (iii) to approve and adopt Webster's 2001 Directors Retainer Fees Plan; (iv) to ratify the appointment of KPMG LLP as independent auditors of Webster for the year ending December 31, 2001; and (v) to transact any other business that properly comes before the Annual Meeting or any adjournments of the meeting.

       The Board of Directors unanimously recommends that you vote FOR the election of all the Board's nominees for election as directors and FOR each of the other proposals listed above. We encourage you to read the accompanying Proxy Statement, which provides information regarding Webster and the matters to be voted on at the Annual Meeting. Also enclosed is our 2000 annual report to shareholders.

       It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you may vote your common shares via a toll-free telephone number or on the Internet or you may complete, date, sign and return the enclosed proxy card in the enclosed postage paid envelope. If you attend the meeting and prefer to vote in person, you may do so.


                                          Sincerely,


                                          /s/ JAMES C. SMITH

                                          James C. Smith
                                          Chairman and Chief Executive Officer

                          WEBSTER FINANCIAL CORPORATION
                                  WEBSTER PLAZA
                          WATERBURY, CONNECTICUT 06702
                                 (203) 753-2921

                            ------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 26, 2001
                            ------------------------


TO THE SHAREHOLDERS OF
WEBSTER FINANCIAL CORPORATION:

       NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of Webster Financial Corporation ("Webster") will be held on Thursday, April 26, 2001, at 4:00 p.m., local time, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut 06702, for the following purposes:

       1. Election of Directors. To elect three directors to serve for three-year terms;

       2.     Amendment of 1992 Stock Option Plan. To amend Webster's 1992
Stock Option Plan to increase the number of shares of common stock available for issuance under the plan, to provide for discretionary grants of options to non-employee directors and to discontinue automatic grants of options to non-employee directors;

       3. Approval of 2001 Directors Retainer Fees Plan. To approve and adopt Webster's 2001 Directors Retainer Fees Plan;

       4. Ratification of Appointment of Auditors. To ratify the appointment by the Board of Directors of the firm of KPMG LLP as independent auditors of Webster for the fiscal year ending December 31, 2001; and

       5. Other Business. To transact any other business that properly comes before the Annual Meeting or any adjournments of the meeting, in accordance with the determination of a majority of Webster's Board of Directors.

       The Board of Directors has fixed the close of business on February 28, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments of the meeting.

                                          By order of the Board of Directors

                                          /s/ JAMES C. SMITH

                                          James C. Smith
                                          Chairman and Chief Executive Officer
Waterbury, Connecticut
March 21, 2001

IT IS IMPORTANT THAT YOU VOTE PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR COMMON SHARES VIA THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE PROXY CARD, THE INTERNET OR BY MAIL.

                          WEBSTER FINANCIAL CORPORATION
                                  WEBSTER PLAZA
                          WATERBURY, CONNECTICUT 06702
                                 (203) 753-2921

                            ------------------------
               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 26, 2001
                            ------------------------



                SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

       This Proxy Statement (the "Proxy Statement") is being furnished to the shareholders of Webster Financial Corporation, a Delaware corporation ("Webster" or the "Corporation"), as part of the solicitation of proxies by its Board of Directors from holders of its outstanding shares of common stock, par value $.01 per share (the "Common Stock"), for use at the Annual Meeting of Shareholders of Webster to be held on Thursday, April 26, 2001, at 4:00 p.m., local time, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut 06702 (the "Annual Meeting") and at any adjournments of the meeting. The Proxy Statement, together with the enclosed proxy card, is being mailed to shareholders of Webster on or about March 21, 2001.

       The Annual Meeting has been called for the following purposes: (i) to elect three directors to serve for three-year terms (Proposal 1); (ii) to amend Webster's 1992 Stock Option Plan to increase the number of shares of Common Stock available for issuance under the plan, to provide for discretionary grants of options to non-employee directors and to discontinue automatic grants of options to non-employee directors (Proposal 2); (iii) to approve and adopt Webster's 2001 Directors Retainer Fees Plan (Proposal 3); (iv) to ratify the appointment by the Board of Directors of the firm of KPMG LLP as independent auditors of Webster for the year ending December 31, 2001 (Proposal 4); and (v) to transact any other business that properly comes before the Annual Meeting or any adjournments of the meeting.

       If you vote using the enclosed form of proxy, your shares will be voted in accordance with the instructions indicated. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE ELECTION OF THE BOARD'S NOMINEES AS DIRECTORS, FOR THE AMENDMENT TO THE 1992 STOCK OPTION PLAN, FOR APPROVAL OF WEBSTER'S 2001 DIRECTORS RETAINER FEES PLAN AND FOR RATIFICATION OF THE APPOINTMENT OF WEBSTER'S INDEPENDENT AUDITORS. Except for procedural matters incident to the conduct of the Annual Meeting, the Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy on such matters as determined by a majority of the Board of Directors. The proxies confer discretionary authority to vote on any matter of which Webster did not have notice at least 30 days prior to the date of the Annual Meeting.

       The presence of a shareholder at the Annual Meeting will not automatically revoke that shareholder's proxy. A shareholder may, however, revoke a proxy at any time before it is voted by delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to James M. Sitro, Senior Vice President, Investor Relations, Webster Financial Corporation, Webster Plaza, Waterbury, Connecticut 06702, by re-voting by telephone or on the Internet, or by attending the Annual Meeting and voting in person.

       The cost of soliciting proxies for the Annual Meeting will be borne by Webster. In addition to use of the mails, proxies may be solicited personally or by telephone or telecopy by directors, officers and employees, who will not be specially compensated for such activities. Webster also will request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from those beneficial owners and will reimburse those holders for their reasonable expenses incurred in that connection. Webster also has retained
D. F. King & Co., Inc., a proxy soliciting firm, to assist in the solicitation of proxies at a fee of $7,000, plus reimbursement of certain out-of-pocket expenses.

       WHO CAN VOTE. The securities which can be voted at the Annual Meeting consist of shares of Common Stock of Webster with each share entitling its owner to one vote on all matters properly presented at the Annual Meeting. There is no cumulative voting of shares. The Board of Directors has fixed the close of business on February 28, 2001 as the record date for the determination of shareholders of Webster entitled to notice of and to vote at the Annual Meeting. On the record date, there were 12,437 holders of record of the 49,104,678 shares of Common Stock then outstanding and eligible to be voted at the Annual Meeting.

       VOTING BY PROXY HOLDERS. If your Common Stock is held by a broker, bank or other nominee (i.e., in "street name"), you will receive instructions from that person or entity that you must follow in order to have your shares of Common Stock voted. If you hold your Common Stock in your own name and not through a broker or another nominee, you may vote your shares of Common Stock in one of three ways:

       -      by using the toll-free telephone number listed on the proxy card,
       -      by using the Internet website listed on the proxy card, or
       - by signing, dating and mailing the proxy card in the enclosed postage-paid envelope.

Whichever of these methods you select to transmit your instructions, the proxy holders will vote your Common Stock in accordance with those instructions. If you give a proxy without specific voting instructions, your proxy will be voted by the proxy holders as recommended by the Board of Directors.

       Vote by Telephone. If you hold your Common Stock in your own name and not through your broker or another nominee, you can vote your shares of Common Stock by telephone by dialing the toll-free telephone number printed on your proxy card. Telephone voting is available 24 hours a day until 8:00 a.m. (E.D.T.) on April 26, 2001. Easy-to-follow voice prompts allow you to vote your shares of Common Stock and confirm that your instructions have been properly recorded. Our telephone voting procedures are designed to authenticate shareholders by using the individual control numbers on your proxy card. IF YOU VOTE BY TELEPHONE, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

       Vote by Internet. If you hold your Common Stock in your own name and not through your broker or another nominee, you can choose to vote via the Internet. The website for Internet voting is printed on your proxy card. Internet voting is available 24 hours a day until 8:00 a.m. (E.D.T.) on April 26, 2001. As with telephone voting, you will be given the opportunity to confirm that your instructions have been properly recorded. IF YOU VOTE VIA THE INTERNET, YOU DO NOT NEED TO RETURN YOUR PROXY CARD.

       Vote by Mail. You can vote by mail by signing, dating and returning the enclosed proxy card in the enclosed postage paid envelope.

       The presence, in person or by proxy, of at least one-third of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting for the election of directors, the approval of Webster's 2001 Directors Retainer Fees Plan and the ratification of the appointment of the Corporation's independent auditors. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote. The affirmative vote of the majority of the votes cast is required to approve Webster's 2001 Directors Retainer Fees Plan and to ratify the appointment of the Corporation's independent auditors. A majority of all outstanding voting stock, either present in person or by proxy, and voting on the amendment is necessary to constitute a quorum at the Annual Meeting for the amendment to the 1992 Stock Option Plan. Assuming the presence of a quorum at the Annual Meeting, a majority of the votes cast is required to approve the amendment to the 1992 Stock Option Plan. Shareholders' votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. Abstentions and broker non-votes will be treated as shares that are present, or represented, and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. Broker non-votes will not be counted as a vote cast on any matter presented at the Annual Meeting. Abstentions will not be counted in determining the number of votes cast in connection with any matter presented at the Annual Meeting.

       A copy of our annual report to shareholders for the fiscal year ended December 31, 2000 and a copy of our annual report on Form 10-K accompany this Proxy Statement. WEBSTER IS REQUIRED TO FILE AN ANNUAL REPORT ON FORM 10-K FOR ITS 2000 FISCAL YEAR WITH THE SECURITIES AND EXCHANGE COMMISSION. SHAREHOLDERS MAY OBTAIN, FREE OF CHARGE, A COPY OF THE FORM 10-K BY WRITING TO JAMES M. SITRO, SENIOR VICE PRESIDENT, INVESTOR RELATIONS, WEBSTER FINANCIAL CORPORATION, WEBSTER PLAZA, WATERBURY, CONNECTICUT 06702. OUR 2000 ANNUAL REPORT TO SHAREHOLDERS AND OUR FORM 10-K ALSO ARE AVAILABLE ON OUR WEBSITE, WWW.WBST.COM.

                              ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

       At the Annual Meeting, three directors will be elected to serve for three-year terms. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. If, however, any person nominated by the Board fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend. Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. There are no cumulative voting rights in the election of directors.

       Under the terms of Webster's April 1998 acquisition of Eagle Financial Corp. ("Eagle"), Webster invited three former Eagle directors, Messrs. Richard
H. Alden, George T. Carpenter and John F. McCarthy, to serve as members of the Board of the Corporation for terms expiring in 2001, 1999 and 2000, respectively. The Board of Directors renominated Mr. Carpenter at the 1999 Annual Meeting and renominated Mr. McCarthy at the 2000 Annual Meeting. Mr. Alden, whose term expires at the 2001 Annual Meeting, has decided to retire from the Board as of the date of the Annual Meeting. Under the terms of Webster's December 1999 acquisition of New England Community Bancorp, Inc., Webster invited a former director of New England Community Bancorp, Dr. P. Anthony Giorgio, to serve as a member of the Board of the Corporation for a term expiring in 2001. Dr. Giorgio will be retiring from the Board as of the date of the Annual Meeting but will continue to serve as a member of Webster Bank's Board of Directors. Webster invited Edgar C. Gerwig, the former Chairman, President and Chief Executive Officer of MECH Financial, Inc., to serve as a member of the Board of the Corporation for a term expiring in 2002 under the terms of Webster's June 2000 acquisition of MECH Financial, Inc. Harry P. DiAdamo, who joined the Boards of Directors of the Corporation and Webster Bank in January 1997 and whose terms were to expire at the Annual Meeting, resigned from those positions effective February 26, 2001. The Board of Directors greatly appreciates his service and contributions to the success of the Corporation and Webster Bank.

       The Board of Directors currently consists of 14 members, and is divided into three classes, which are composed of four, six and four directors, respectively. The term of office of only one class of directors expires in each year, and their successors are elected for terms of up to three years and until their successors are elected and qualified. After the Annual Meeting, the Board of Directors will consist of 13 members, divided into three classes of three, six and four directors, respectively.

INFORMATION AS TO NOMINEES AND OTHER DIRECTORS

       The following table sets forth the names of the Board of Directors' nominees for election as directors and the current directors of Webster whose offices continue beyond the Annual Meeting. Also set forth is certain other information with respect to each such person's age at December 31, 2000, the periods during which such person has served as a director of Webster and positions currently held with Webster and its wholly owned subsidiary, Webster Bank.


                                                                                                   POSITIONS HELD WITH
                                          AGE AT                DIRECTOR          EXPIRATION            WEBSTER AND
                                    DECEMBER 31, 2000             SINCE             OF TERM             WEBSTER BANK
                                    -----------------             -----             -------             ------------
DIRECTOR NOMINEES FOR
A THREE-YEAR TERM:
------------------

Joel S. Becker                                52                  1986                 2001               Director

William T. Bromage                            55                    --                   --               President of Webster
                                                                                                          and Webster Bank,
                                                                                                          Vice Chairman and
                                                                                                          Director of Webster
                                                                                                          Bank (and Director
                                                                                                          Nominee of Webster)

James C. Smith                                51                  1986                 2001               Chairman,
                                                                                                          Chief Executive
                                                                                                          Officer and Director

CONTINUING DIRECTORS:

Achille A. Apicella                           57                  1997                 2002               Director

O. Joseph Bizzozero, Jr.                      66                  1986                 2002               Director

George T. Carpenter                           60                  1998                 2002               Director

John J. Crawford                              56                  1996                 2002               Director

Robert A. Finkenzeller                        50                  1986                 2003               Director

Edgar C. Gerwig                               59                  2000                 2002               Director

C. Michael Jacobi                             58                  1993                 2002               Director

John F. McCarthy                              60                  1998                 2003               Director

Michael G. Morris                             54                  2000                 2003               Director

Sister Marguerite Waite, C.S.J.               62                  1990                 2003               Director
--------------------------------------------------------------------------------------------------------------------------

       ACHILLE A. APICELLA, C.P.A., is President of Apicella, Testa & Company P.C., a certified public accounting firm in Shelton, Connecticut. He served as a director of DS Bancor, Inc. and Derby Savings Bank, which were acquired by Webster in January 1997.

       JOEL S. BECKER is Chairman of the Board and Chief Executive Officer of Torrington Supply Co., Inc., a Waterbury-based wholesale distributor of plumbing, heating, and industrial pipe valve and fitting supplies to contractors and industry.

       O. JOSEPH BIZZOZERO, JR. is a practicing physician and has been President of Bizzozero Assoc. P.C. since September 1996. Prior to September 1996, he was President and Chief Executive Officer of the BCB Medical Group. Dr. Bizzozero has been affiliated with Waterbury Hospital since 1969 and is an Associate Clinical Professor of Medicine at the Yale University School of Medicine.

       WILLIAM T. BROMAGE is President of Webster and President, Vice Chairman and a director of Webster Bank, positions he has held since April 2000. Mr. Bromage has been nominated for election as a director of Webster at the Annual Meeting. From September 1999 to April 2000, he served as Senior Executive Vice President -- Business Banking and Corporate Development of Webster and Webster Bank. From May 1996 to August 1999, Mr. Bromage served as Executive Vice President -- Business Banking of Webster and Webster Bank. Prior to joining Webster, he was a Consultant at Aetna Life & Casualty in Hartford, Connecticut from 1995 to March 1996. Before his association with Aetna, he was Executive Vice President in Credit Administration at Shawmut National Corporation since 1990 and had served Shawmut in other positions since 1969.

       GEORGE T. CARPENTER has been President and Treasurer of S. Carpenter Construction Co. and Carpenter Realty Co. since 1977, which firms are headquartered in Bristol, Connecticut. Mr. Carpenter is a director of the Barnes Group, Inc., a manufacturer of springs and aircraft parts and a distributor of automobile parts, which is headquartered in Bristol, Connecticut. Prior to the acquisition of Eagle by Webster in April 1998, Mr. Carpenter served as a director of Eagle since 1988 and a director of Eagle Bank or one of its predecessors since 1972.

       JOHN J. CRAWFORD is President, Chief Executive Officer and a director of Aristotle Corporation, a New Haven, Connecticut based education training company, a position he has held since October 1992. From 1994 until December 2000, he served as President and Chief Executive Officer of the South Central Connecticut Regional Water Authority, New Haven, Connecticut. From 1990 until October 1992, Mr. Crawford was President and Chief Executive Officer of First Constitution Bank, which was acquired by Webster Bank in October 1992. Subsequent to that acquisition and until April 1996, Mr. Crawford served as a consultant to Webster Bank.

       ROBERT A. FINKENZELLER is President of Eyelet Crafters, Inc., a Waterbury-based company that manufactures deep drawn metal parts for the cosmetics, writing instrument and drapery hardware fields.

       EDGAR C. GERWIG served as President, Chief Executive Officer and Chairman of the Board of MECH Financial, Inc. and Mechanics Savings Bank, which were acquired by Webster in June 2000. Subsequent to that acquisition through December 2000, Mr. Gerwig served as a consultant to Webster.

       C. MICHAEL JACOBI is Chairman and Interim President of KINO Holdings, Inc., a privately held company headquartered in Garret, Indiana engaged in manufacturing and distribution of electronic training products for sporting dogs and companion pets under the brand names Innotek and Invisible Fence. Mr. Jacobi has been associated with this company since August 2000. From October 1999 until April 2000 he was Chairman of Timex Watches Limited (India), a publicly held company headquartered in New Delhi, India, and from July 1999 until April 2000 he was Chairman and Chief Executive Officer of Beepware Paging Products, L.L.C., Waterbury,

Connecticut, a company jointly owned by Timex Corporation and Motorola, Inc. Mr. Jacobi served as President and Chief Executive Officer of Timex Corporation, headquartered in Middlebury, Connecticut from December 1993 to August 1999. He is a director of Corrections Corporation of America, a publicly held company headquartered in Nashville, Tennessee engaged in the ownership and operation of correctional facilities. Mr. Jacobi is a certified public accountant and has served on corporate boards in Europe and Asia.

       JOHN F. MCCARTHY has been the President of J&M Sales Co., Inc., a Torrington, Connecticut based beverage distributorship since 1970 and he has been the Vice President of Thames River Recycling Co. in Middletown, Connecticut since 1979. Prior to the acquisition of Eagle by Webster in April 1998, Mr. McCarthy served as a director of Eagle since 1986 and a director of Eagle Bank or one of its predecessors since 1984.

       MICHAEL G. MORRIS is Chairman, President and Chief Executive Officer of Northeast Utilities, an electric utility holding company headquartered in Berlin, Connecticut. From 1994 until August 1997, Mr. Morris was President and Chief Executive Officer of Consumers Energy Company, a natural gas and electric utility in Dearborn, Michigan. Mr. Morris is a director of Connecticut Yankee Atomic Power Company, the Institute of Nuclear Power Operations, the Nuclear Energy Institute, the Edison Electric Institute, the Association of Edison Illuminating Companies, Nuclear Electric Insurance Limited and the Connecticut Business and Industry Association. Mr. Morris is also a regent of Eastern Michigan University.

       JAMES C. SMITH is Chairman, Chief Executive Officer and a director of Webster and Webster Bank, having been elected Chairman in 1995 and Chief Executive Officer in 1987. Mr. Smith joined Webster Bank in 1975, and was elected President and Chief Operating Officer of Webster Bank in 1982 and of Webster in 1986. Mr. Smith served as President of Webster and Webster Bank until April 2000. Mr. Smith is a member of the Board of Directors of the American Bankers Association. He is a director of MacDermid, Incorporated (NYSE: MRD), a manufacturer and wholesaler of specialty chemical products, and St. Mary's Hospital, both of Waterbury, Connecticut. Mr. Smith is co-chair of the Governor's Council on Economic Competitiveness and Technology in Connecticut, serves as a director of the Connecticut Business and Industry Association and is active in numerous community and economic organizations.

       SISTER MARGUERITE WAITE, C.S.J., is President, Chief Executive Officer and Treasurer of St. Mary's Hospital, Waterbury, Connecticut. Prior to her election as President in 1986, Sister Marguerite Waite was Vice President and Chief Operating Officer of St. Mary's Hospital.

CERTAIN BOARD COMMITTEES; NOMINATIONS BY SHAREHOLDERS

       The Board of Directors has appointed a standing Audit Committee that oversees the Corporation's financial reporting process, the system of internal financial and accounting controls, the audit process and compliance with applicable laws and regulations. The Audit Committee reviews the Corporation's annual financial statements, including management's discussion and analysis and regulatory examination findings. The Audit Committee recommends the appointment of independent auditors. A copy of the Audit Committee's charter is attached at the end of this Proxy Statement. During 2000, the Audit Committee held seven meetings. The members of the Audit Committee currently are Messrs. Jacobi (Chairman), Apicella, Giorgio and McCarthy.

       The Board of Directors has appointed a Personnel Resources Committee that reviews employee compensation on an annual basis and makes recommendations to the full Board regarding compensation. The Personnel Resources Committee also makes recommendations to the Stock Option Committee concerning long-term incentive awards. All recommendations of the Personnel Resources Committee regarding the compensation of executive officers (other than long-term incentive awards, which are acted on by the Stock Option Committee) are approved by Webster's Board of Directors which has ultimate responsibility over such matters. During 2000, the Personnel

Resources Committee held two meetings. The members of the Personnel Resources Committee currently are Messrs. Crawford (Chairman) and Becker, Dr. Bizzozero and Messrs. Carpenter and Morris.

       The Stock Option Committee makes final determinations concerning the granting of stock options and restricted stock under Webster's 1992 Stock Option Plan and administers Webster's Qualified Performance-Based Compensation Plan. During 2000, the Stock Option Committee held seven meetings. The members of the Stock Option Committee, which consists of all non-employee outside directors of the Corporation, currently are Messrs. Crawford (Chairman), Alden, Apicella and Becker, Dr. Bizzozero, Messrs. Carpenter, Finkenzeller, Gerwig, Giorgio, Jacobi, McCarthy and Morris and Sister Marguerite Waite.

       During 2000, Webster held nine meetings of its Board of Directors. Each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings held by the Board of Directors during the period that the individual served and (ii) the total number of meetings held by all committees of the Board on which the director served during the period that the individual served.

       The Board has appointed a Corporate Governance Committee that has overall responsibility for recommending corporate governance process and board operations for the Corporation. The Corporate Governance Committee identifies director candidates, reviews the qualifications and experience of each person considered as a nominee for election as a director, and makes initial recommendations to the Board of Directors, which serves as the Nominating Committee. During 2000, the Corporate Governance Committee held four meetings. The members of the Corporate Governance Committee are Messrs. Smith (Chairman), Alden, Finkenzeller and Gerwig and Sister Marguerite Waite.

       The Board of Directors acts as the full Nominating Committee for selecting nominees for election as directors. Webster's Bylaws also permit shareholders eligible to vote at the Annual Meeting to make nominations for directors, but only if such nominations are made pursuant to timely notice in writing to the Secretary of Webster. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of Webster not less than 30 days nor more than 90 days prior to the date of the meeting, provided that at least 45 days' notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders. If less than 45 days' notice or prior public disclosure of the date of the Annual Meeting is given or made to shareholders, notice by the shareholder to be timely must be received by Webster not later than the close of business on the 15th day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. Public disclosure of the date of the Annual Meeting was made by the issuance of a press release on February 2, 2001 and by filing a Current Report on Form 8-K under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission on February 6, 2001. A shareholder's notice of nomination must also set forth certain information specified in Article III, Section 13 of the Corporation's Bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder.

       THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ALL OF ITS DIRECTOR NOMINEES.

                                   MANAGEMENT

EXECUTIVE OFFICERS

       The following table sets forth certain information for the four executive officers of Webster, each of whom is elected to serve for a one-year period. Each officer currently serves pursuant to an employment agreement with Webster and Webster Bank. See "Employment Agreements" below.


                                      AGE AT                      POSITIONS HELD WITH WEBSTER
NAME                              DECEMBER 31, 2000                    AND WEBSTER BANK
----                              -----------------                   -----------------
James C. Smith                          51                  Chairman, Chief Executive Officer
                                                               and Director

William T. Bromage                      55                  President of Webster and Webster Bank,
                                                            Vice Chairman and Director of Webster Bank
                                                            (and Director Nominee of Webster)

Peter K. Mulligan                       56                  Senior Executive Vice President --
                                                               Retail Banking

Ross M. Strickland                      51                  Executive Vice President -- Consumer Finance


       Information concerning the principal occupation of these executive officers of Webster and Webster Bank during at least the last five years is set forth below.

       JAMES C. SMITH is Chairman, Chief Executive Officer and a director of Webster and Webster Bank, having been elected Chairman in 1995 and Chief Executive Officer in 1987. Mr. Smith joined Webster Bank in 1975, and was elected President and Chief Operating Officer of Webster Bank in 1982 and of Webster in 1986. Mr. Smith is a member of the Board of Directors of the American Bankers Association. Mr. Smith served as President of Webster and Webster Bank until April 2000. He is a director of MacDermid, Incorporated (NYSE: MRD), a manufacturer and wholesaler of specialty chemical products, and St. Mary's Hospital, both of Waterbury, Connecticut. Mr. Smith is co-chair of the Governor's Council on Economic Competitiveness and Technology in Connecticut, serves as a director of the Connecticut Business and Industry Association and is active in numerous community and economic organizations.

       WILLIAM T. BROMAGE is President of Webster and President, Vice Chairman and a director of Webster Bank, positions he has held since April 2000. Mr. Bromage has been nominated for election as a director of Webster at the Annual Meeting. From September 1999 to April 2000, he served as Senior Executive Vice President -- Business Banking and Corporate Development of Webster and Webster Bank. From May 1996 to August 1999, Mr. Bromage served as Executive Vice President -- Business Banking of Webster and Webster Bank. Prior to joining Webster, he was a Consultant at Aetna Life & Casualty in Hartford, Connecticut from 1995 to March 1996. Before his association with Aetna, he was Executive Vice President in Credit Administration at Shawmut National Corporation since 1990 and had served Shawmut in other positions since 1969.

       PETER K. MULLIGAN is Senior Executive Vice President -- Retail Banking of Webster and Webster Bank, positions he has held since June 2000. From 1995 until June 2000, he served as Executive Vice President -- Consumer and Small Business Banking of Webster and Webster Bank. Prior to joining Webster Bank, he was the Director of Product Management, Retail Sales and Insurance at The Bank of Boston from 1992 to 1995, and served as the Executive Vice President of the Banking Division at The Society for Savings, Hartford, Connecticut from 1988 until 1992. Society was acquired by The Bank of Boston in 1992.

       ROSS M. STRICKLAND is Executive Vice President -- Consumer Finance of Webster and Webster Bank, positions he has held since July 2000. From 1991 to July 2000, Mr. Strickland served as Executive Vice President -- Mortgage Banking of Webster Bank. Prior to joining Webster Bank, he was Executive Vice President of Residential Lending with the former Northeast Savings, F.A., Hartford, Connecticut, from 1988 to 1991. Prior to joining Northeast Savings, he was National Sales Manager, Credit Resources Group, for Shearson Lehman Brothers.

EXECUTIVE COMPENSATION

       The following table sets forth the compensation paid by Webster or Webster Bank for services rendered in all capacities to Webster and its subsidiaries during 2000, 1999 and 1998 to the Chief Executive Officer of Webster and to each of the other three most highly compensated executive officers of Webster serving at December 31, 2000 (the "named executive officers"). Webster has not granted any stock appreciation rights to its executive officers.

                           SUMMARY COMPENSATION TABLE

                                                         ANNUAL COMPENSATION
                                                         -------------------
      NAME AND
PRINCIPAL POSITIONS                       YEAR       SALARY ($)       BONUS ($) (a)
-------------------                       ----       ----------       -------------
James C. Smith......................      2000        $595,000        $  660,400
   Chairman,                              1999         572,000           751,900
   Chief Executive Officer                1998         550,000         1,424,000  (d)
   and a Director

William T. Bromage..................      2000        $329,423 (f)      $327,600
   President                              1999         233,077           265,400
                                          1998         210,000           351,000  (d)


Peter K. Mulligan...................      2000        $231,854 (f)      $213,800
   Senior Executive Vice President --     1999         208,000           189,600
   Retail Banking                         1998         200,000           432,000  (d)


Ross M. Strickland..................      2000        $216,300          $157,100
   Executive Vice President --            1999         208,000           209,900
   Consumer Finance                       1998         200,000           548,000  (d)

                                                 LONG-TERM
                                            COMPENSATION AWARDS
                                        ----------------------------

                                        RESTRICTED        SECURITIES       ALL
      NAME AND                          STOCK             UNDERLYING       OTHER COMP-
PRINCIPAL POSITIONS                     AWARD(s) (b)      OPTIONS (#)      ENSATION ($)(c)
-------------------                     ------------      -----------      ---------------
James C. Smith......................      12,400          247,925           $70,449
   Chairman,                              19,300           44,700           $52,482
   Chief Executive Officer                   --           400,000 (e)        45,467
   and a Director

William T. Bromage..................       6,000          129,800           $28,912
   President                               5,950           23,550            22,052
                                             --             8,750 (e)        36,172


Peter K. Mulligan...................       3,425           69,450           $24,170
   Senior Executive Vice President --      3,500            8,150            21,324
   Retail Banking                            --             8,350 (e)        25,072


Ross M. Strickland..................       1,500            7,500           $30,697
   Executive Vice President --             3,500            8,150            26,836
   Consumer Finance                          --             8,350 (e)        25,037

---------------------------

(a) Cash bonuses awarded to the named executive officers for fiscal 2000 were composed of: (i) a bonus paid under Webster's Qualified Performance-Based Compensation Plan or (ii) a bonus paid under Webster's Economic Value Added ("EVA") Incentive Plan. Under the Qualified Performance-Based Compensation Plan Mr. Smith was paid a bonus of $660,400. Messrs. Bromage, Mulligan and Strickland were awarded EVA bonuses of $327,600, $213,800 and $157,100 respectively. The following table shows the calculations of bonuses paid under the two plans.

                                                          2000 BONUSES
                                                          ------------
                                                     (DOLLARS IN THOUSANDS)
                                                                                        (PAID)            (PAID)
                          BEGINNING       EARNED                      (PAID)            1/3 OF            TOTAL       REMAINING
        NAME                 BANK          BONUS      TOTAL BANK   TARGET BONUS     REMAINING BANK         PAID          BANK
        ----            -------------    --------     ----------   ------------     --------------       --------    ----------
  James C. Smith            $472.8         $436.5       $909.3        $535.5             $124.9            $660.4       $249.0
  William T. Bromage         179.2          285.5        464.7         258.8               68.8             327.6        137.1
  Peter K. Mulligan           98.1          193.0        291.1         175.0               38.8             213.8         77.3
  Ross M. Strickland         138.6           51.4        190.0         140.6               16.5             157.1         32.9

       In any given year, the maximum bonus payment is the officer's target amount (percentage of base salary) plus one third of the cumulative bonuses in excess of the target. The remaining amount becomes the beginning bank for the following year.

       The general terms of the Qualified Performance-Based Compensation Plan and The EVA Incentive Plan (including the bonus bank and a definition thereof) are described below in "Personnel Resources Committee Report on Executive Compensation."

(b) Granted under the 1992 Stock Option Plan. Dividends are paid on a quarterly basis.

(c) All Other Compensation includes amounts contributed or allocated, as the case may be, to the Webster Bank 401(k) plan (the "401(k) Plan"), the Webster Bank non-contributory employee stock ownership plan (the "ESOP"), cash dividends paid on restricted stock, and the Webster Bank nonqualified supplemental retirement plan, on behalf of each executive officer. It also includes a car allowance for each executive officer and a premium on a life insurance policy for Mr. Smith. For 2000 matching contributions made by Webster Bank to the 401(k) Plan on behalf of Messrs. Smith, Bromage, Mulligan and Strickland were $5,250 each. In addition, for 2000, Messrs. Smith, Bromage, Mulligan and Strickland were allocated 133 shares of Webster's Common Stock, each pursuant to the ESOP, having a value based on the market value of Webster's Common Stock at the date of allocation of $3,765. In 2000, Messrs. Smith, Bromage, Mulligan and Strickland received cash dividends on restricted stock of $34,321, $4,649, $2,726 and $9,681 respectively. In 2000, Webster Bank also allocated $12,494, $4,448, $1,628 and $1,200 to the supplemental matching contributions accounts of Messrs. Smith, Bromage, Mulligan and Strickland, respectively, pursuant to the Webster Bank nonqualified supplemental retirement plan.

(d) Includes a bonus paid under Webster's 1996-1998 Performance Incentive Plan. At December 31, 2000, Mr. Smith held 53,338 shares of restricted stock, 20,850 shares of which were granted under Webster's 1996-1998 Performance Incentive Plan that were not vested as of that date and 788 shares of which were granted under Webster's 1994-1996 Performance Incentive Plan. At December 31, 2000, Mr. Strickland held 16,728 shares of restricted stock, 11,728 of which were granted under Webster's 1996-1998 Performance Incentive Plan that were not vested as of that date. For Messrs. Smith and Strickland, these bonus amounts under Webster's 1996-1998 Performance Incentive Plan include the value of shares of restricted stock awarded in lieu of a cash payment. Additional shares of restricted stock held as of December 31, 2000 are listed in the Summary Compensation Table under Restricted Stock Awards.

(e) Restated to reflect the two-for-one split of Webster's Common Stock in April 1998.

(f) Mr. Bromage's annual compensation was $300,000 from January 1, 2000 to April 20, 2000; thereafter it was $345,000. Mr. Mulligan's annual compensation was $216,300 from January 1, 2000 to July 1, 2000; thereafter, it was $250,000.

       Executive officers are eligible to participate in Webster Bank's nonqualified deferred compensation plan. Under the terms of the plan, executive officer participants may elect to defer all or any portion of their bonuses. Deferred amounts are credited by Webster Bank to bookkeeping reserve accounts for each participant. Such accounts, plus accrued interest, are payable upon termination of service, disability or death of the participant, in a lump sum or in ten annual installments at the participant's election. For 2000, none of the executive officers elected to defer the bonus portion of his annual compensation.

OPTION GRANTS

       The following table contains information with respect to grants of stock options to each of the named executive officers during the year ended December 31, 2000.

                            OPTION GRANTS DURING 2000

                                                           INDIVIDUAL GRANTS (a)
                                    -------------------------------------------------------------------
                                    NUMBER OF          % OF TOTAL
                                    SECURITIES           OPTIONS
                                    UNDERLYING          GRANTED TO
                                     OPTIONS            EMPLOYEES         EXERCISE      EXPIRATION           GRANT DATE
NAME                                 GRANTED (#) (b)  IN FISCAL YEAR     PRICE ($/SH)      DATE         PRESENT VALUE ($) (d)
----                                 ---------------  --------------     ------------      ----         ---------------------
James C. Smith.................       61,975                7.85%            $22.81      10/23/10            $  565,212
 ...............................      185,950 (c)           23.55              22.81      10/23/10             1,695,864

William T. Bromage.............       10,000                1.27%            $21.88      4/27/10               $ 87,500
 ...............................       29,950                3.79              22.81      10/23/10               273,144
 ...............................       89,850 (c)           11.38              22.81      10/23/10               819,432

Peter K. Mulligan..............       17,350                2.20%            $22.81      10/23/10              $158,232
 ...............................       52,100 (c)            6.60              22.81      10/23/10               475,152

 Ross M. Strickland............        7,500                0.95%            $22.81      10/23/10              $ 68,400
 ...............................

---------------------------
(a) All option grants were made at 100% of the fair market value of the Common Stock on the date of grant. Options not immediately exercisable may become exercisable in full, or with respect to certain option grants, in part, under certain circumstances when a "change in control" of Webster or Webster Bank has occurred.

(b) Options will become exercisable in full after three years following the date of grant.

(c) The special stock option grant was recommended by the Personnel Resources Committee to recognize increased responsibilities due to Webster's reorganization and to strengthen long-term ties to the Corporation.

(d) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an employee may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an employee will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on assumptions as to variables such as the expected term of the option, the risk-free interest rate for the expected term of the option (based upon the rate available on the date of grant on a zero-coupon U.S. government issue), stock price volatility (based on the Corporation's historical stock price over a range of years), and the expected future estimated dividend yield (based upon the dividend yield at date of grant).

OPTION EXERCISES AND HOLDINGS

       The following table sets forth information with respect to each of the named executive officers concerning the exercise of stock options during 2000 and the value of all unexercised options held by each of such individuals at December 31, 2000.


                       AGGREGATED OPTION EXERCISES IN 2000
                        AND FISCAL YEAR-END OPTION VALUES

                                                                                                               VALUE OF
                                                                              NUMBER OF                      UNEXERCISED
                                                                       SECURITIES UNDERLYING                 IN-THE-MONEY
                                  SHARES                              UNEXERCISED OPTIONS AT                 OPTIONS AT
                                 ACQUIRED             VALUE             DECEMBER 31, 2000 (#)            DECEMBER 31, 2000 ($)
NAME                           ON EXERCISE (#)      REALIZED ($)      EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE (a)
----                           ---------------      -------------     -------------------------     -----------------------------
James C. Smith..........          --                   --                 707,500/292,625              $4,412,686/ $1,528,307
William T. Bromage......          --                   --                  37,000/162,100              $  250,562/ $  817,119
Peter K. Mulligan.......          --                   --                   46,200/85,950              $  454,008/ $  427,121
Ross M. Strickland......          --                   --                   88,240/24,000              $1,381,019/ $   86,396

-------------------------------

(a) Based on the closing sales price of Webster Common Stock on the Nasdaq National Market on December 29, 2000 of $28.31, less the exercise price, of all unexercised stock options having an exercise price less than such market value.

RETIREMENT PLANS

       Webster Bank maintains a defined benefit pension plan (the "Pension Plan") for eligible employees of Webster Bank. The Pension Plan is a qualified plan under the Internal Revenue Code of 1986, as amended (the "Code"), and complies with the requirements of the Employee Retirement Income Security Act of 1974, as amended. All employees of Webster Bank are eligible to participate in the Pension Plan upon attaining age 21 and completing one year of service.

       Benefits under the Pension Plan are funded solely by contributions made by Webster Bank. Under the Pension Plan's benefit formula, a participant's monthly normal retirement benefit will equal the sum of: (a) his or her accrued benefit as of December 31, 1986 (adjusted through August 31, 1996 to reflect certain future increases in compensation), plus (b) the sum of 2% of the participant's monthly compensation for each year of credited service beginning on or after January 1, 1987. In general, benefits may not be based on more than 30 years of credited service. The normal form of benefit is an annuity for the participant's lifetime with a minimum of 120 monthly payments guaranteed. A Pension Plan participant becomes 100% vested in the benefits under the Pension Plan upon completion of five years of service. Benefit payments to a participant or beneficiary may commence upon a participant's early retirement date (age 55), normal retirement date (generally age 65), deferred retirement date or death. Participants may elect to receive their benefits in one of several optional forms, including a lump sum or periodic payments during the participant's lifetime or during the lifetime of the participant and his or her surviving spouse or designated beneficiary. The lump sum option has been eliminated for benefits earned after January 26, 1998.

       The Board of Directors of Webster Bank has adopted a nonqualified supplemental retirement plan (the "Supplemental Plan") for certain management and other highly compensated employees who are also participants in the Pension Plan to provide supplemental retirement income benefits which are not currently available because annual compensation in excess of $160,000 (subject to cost of living increases) may not be used in the calculation of retirement benefits under the Code and because pension benefits are currently subject to a maximum of $130,000 (subject to cost of living increases). Benefits under the Supplemental Plan are payable in monthly installments. The Supplemental Plan also provides certain management and other highly compensated employees who are participants in the 401(k) Plan with supplemental matching contributions. See "Executive Compensation -- Summary Compensation Table" above.

       The estimated annual benefits payable from the Pension Plan upon retirement at normal retirement age for Messrs. Smith, Bromage, Mulligan and Strickland are $101,090, $49,930, $48,510 and $77,500, respectively. In addition, the estimated annual supplemental retirement income benefits payable to Messrs. Smith, Bromage, Mulligan and Strickland under the Supplemental Plan are $241,840, $56,040, $30,070 and $40,580 respectively.

COMPENSATION OF DIRECTORS

       During 2000, each non-employee director of Webster received an annual retainer of 605 shares of Webster Common Stock with an aggregate value of $15,000 at the date of grant pursuant to the Directors Retainer Fees Plan, as amended, adopted by shareholders at the 1996 Annual Meeting (the "Fees Plan"). Under the Fees Plan, each non-employee director is granted shares of Common Stock equal to the annual retainer (currently $15,000) divided by the average quarterly value as of the grant date, on an annual basis. The average quarterly value is based on the average of the closing prices of Common Stock of the four calendar quarters preceding the grant date, which is the date of each annual meeting of shareholders. Shares of Common Stock granted under the Fees Plan are subject to vesting requirements and other substantial risks of forfeiture. There are no more shares of Common Stock available under the current Directors Retainer Fees Plan. At the Annual Meeting, shareholders will consider approving Webster's 2001 Directors Retainer Fees Plan, which provides for the payment of annual retainer fees to non-employee directors in shares of Common Stock. See "Approval of Webster's 2001 Directors Retainer Fees Plan".

       In addition, effective as of April 27, 2000, each non-employee director received $1,000 for each Webster or Webster Bank Board meeting attended, $750 for each committee meeting attended and $500 for each Webster or Webster Bank Board meeting and $375 for each telephonic committee meeting called by Webster. Non-employee directors of Webster and Webster Bank received a total of $1,500 for separate Board meetings of Webster and Webster Bank that were held on the same day. Chairpersons of the Audit Committee and the Personnel Resources Committee also received an annual retainer of $2,000. Non-employee directors of Webster receive no additional compensation for serving as directors or committee members of Webster Bank. Employee directors of Webster receive no additional compensation for serving as directors or committee members of Webster or its subsidiaries.

       Directors are eligible to participate in Webster Bank's nonqualified deferred compensation plan. Under the terms of the plan, director participants may elect to defer all or any portion of their directors' fees. Deferred amounts are credited by Webster Bank to bookkeeping reserve accounts for each participant. Such accounts, plus accrued interest, are payable upon termination of service, disability or death of the participant, in a lump sum or in ten annual installments at the participant's election.

       The Board of Directors of Webster adopted in 1992, with shareholder approval, the 1992 Stock Option Plan for the benefit of directors, officers and other full-time employees of Webster and its subsidiaries. The option exercise price for options to non-employee directors is 100% of the fair market value of the Common Stock on the date of grant of the option. Options granted to non-employee directors may be exercised at any time after grant. In 1996, the 1992 Stock Option Plan was amended to increase the number of shares reserved for issuance under the plan and to provide that the number of options granted to non-employee directors upon election or re-election shall be 4,000 shares (as adjusted for the April 1998 two-for-one split of Webster's Common Stock), with a director elected to the Board for less than a three-year term entitled to an option for 4,000 shares on a pro-rated basis for the number of months of his or her term as a percentage of 36 months. At the Annual Meeting, shareholders will consider amending the 1992 Stock Option Plan to increase the number of shares of Common Stock available for issuance under the plan, to provide for discretionary grants of options to non-employee directors and to discontinue automatic grants of options to non-employee directors. See "Amendment to the 1992 Stock Option Plan." If shareholders approve this proposal, Mr. Becker will not be granted an option to purchase 4,000 shares upon election by the shareholders at the Annual Meeting for a three-year term, but he will receive a discretionary option grant under the 1992 Stock Option Plan of 2,000 shares. If the amendment is not approved, he will receive an option for 4,000 shares upon election at the Annual Meeting.

EMPLOYMENT AGREEMENTS

       Webster and Webster Bank entered into employment agreements with Messrs. Smith, Bromage, Mulligan and Strickland effective January 1, 1998. Webster also entered into change of control employment agreements with those officers effective December 15, 1997. Mr. Smith serves as Chairman and Chief Executive Officer of both Webster and Webster Bank; Mr. Bromage serves as President of Webster and President, Vice Chairman and a director of Webster Bank; Mr. Mulligan serves as Senior Executive Vice President -- Retail Banking of both Webster and Webster Bank; and Mr. Strickland serves as Executive Vice President -- Consumer Finance of both Webster and Webster Bank.

       Under their respective employment agreements, each executive officer may receive annual cost of living increases and may also receive a merit increase as determined by the Boards of Directors of Webster and Webster Bank. Each executive officer is eligible to receive discretionary bonuses as may be authorized by the Boards of Directors of Webster and Webster Bank and shall be eligible to participate in any plan of Webster or Webster Bank relating to stock options, stock purchases, pension, thrift, employee stock ownership, group life insurance and medical coverage or other retirement or employee benefits that Webster or Webster Bank has adopted or may adopt for the benefit of its executive employees. In addition, each executive officer is provided with an automobile allowance for business use. The employment agreements provide for initial terms of three years ending December 31, 2000 with renewals for one additional year following each anniversary date with the approval of the Board of Directors, unless the executive officer gives written notice to the contrary. The employment agreements of Messrs. Smith, Bromage and Mulligan were renewed for one additional year. Those agreements will terminate upon the "Effective Date" of their respective change of control employment agreements, which are discussed below. The 2001 base salaries for Messrs. Smith, Bromage, Mulligan and Strickland are $595,000, $345,000, $250,000 and $216,300 respectively, and remain unchanged from 2000. Their salaries may not be reduced under the employment agreements without the consent of the executive officer.

       The Boards of Directors of Webster and Webster Bank may terminate the executive officer's employment at any time during the term of an employment agreement. Unless the termination is for "cause" (as defined therein), the executive officers would be entitled (a) to receive a lump sum payment from Webster Bank equal to the sum of (x) the executive officer's then current annual base salary and (y) the amount of any bonuses paid pursuant to Webster's and Webster Bank's annual incentive compensation plan during the then current fiscal year multiplied by a fraction the numerator of which is the number of full months during the then current fiscal year in which the executive officer was employed and the denominator of which is 12, and (b) subject to certain limitations, to continue to be entitled to medical and dental coverage for one year (or the remaining term of the agreement, if less) or until the executive officer accepts other employment on a substantially full time basis if earlier.

       If during the term of the employment agreement an executive officer terminates his employment without the consent of the Board of Webster or Webster Bank, then the employment agreement, among other things, would restrict him from having any other employment for one year or the remaining term of the agreement plus six months, whichever is less, with a commercial bank, savings bank, savings and loan association, or mortgage banking company, or a holding company affiliate of any of the foregoing, which has an office out of which the executive officer would be primarily based, located within 35 miles of Webster Bank's home office.

       Under the change of control employment agreements, Webster and Messrs. Smith, Bromage, Mulligan and Strickland, respectively, agreed that the employment of each executive officer would continue for a period of two years following the "Effective Date" under such agreements (the "Employment Period"). The "Effective Date" is generally the date on which a "change of control" (as defined below) of Webster occurs, except that, if the executive officer's employment with Webster is terminated before a change of control at the request of a third party who is effecting a change of control or otherwise in connection with or in anticipation of a change of control, the Effective Date is the day before the date of such termination, provided, in either case, that the Effective Date occurs during the "change of control period" (defined as the two-year period ending on December 15, 2000, except that on December 15, 1999 and on each annual anniversary of such date, unless previously terminated, the change of control period will be extended automatically so as to terminate two years from such date, unless Webster has given the executive officer at least 60 days prior notice that the change of control period will not be so extended). As noted above, upon the Effective Date under the change of control employment agreements, the employment agreements of these officers with Webster and Webster Bank will terminate and the change of control employment agreements will supersede those agreements.

       During the Employment Period, each executive officer will receive an annual base salary at a rate at least equal to 12 times his highest monthly base salary from Webster and its affiliated companies during the 12-month period before the Effective Date (including any salary that was earned but deferred). The base salary will be reviewed at least annually and will not be reduced from the amount then in effect. In addition, each executive officer shall be awarded for each fiscal year ending during the Employment Period an annual bonus in cash at least equal to his highest bonus under the EVA Incentive Plan or any comparable bonus under any predecessor or successor plan for the last three full fiscal years before the Effective Date. Each executive officer will be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to other peer executives of Webster and affiliated companies and the incentive, savings and retirement benefit opportunities afforded to the executive officer shall not be less favorable than those provided to him during the 120-day period before the Effective Date (or, if more favorable to the executive officer, those provided generally to other peer executives of Webster and affiliated companies). Each executive officer and his family also will be eligible to participate in and shall receive all welfare benefits (including medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance) applicable generally to other peer executives of Webster and affiliated companies and the welfare benefits provided to the executive officer shall not be less favorable than those provided to him during the 120-day period before the Effective Date (or, if more favorable to the executive officer, those provided generally to other peer executives of Webster and affiliated companies). Each executive officer will be entitled to prompt reimbursement of expenses and to fringe benefits during the Employment Period (including tax and financial planning services, payment of club dues and, if applicable, use of an automobile and payment of related expenses) in accordance with the most favorable policies in effect with respect to such matters for such executive officer during the 120-day period before the Effective Date (or, if more favorable to the executive officer, those provided generally to other peer executives of Webster and affiliated companies). Similar provisions will apply to the office, support staff and vacation time to be provided to the executive officers during the Employment Period.

       If the employment of the executive officer is terminated during the Employment Period by Webster without "cause" (as defined therein) and other than because of his "disability" (as defined therein) or by the executive officer with "good reason" (as defined therein), Webster will be required to pay the executive officer a lump sum cash amount equal to the sum of: (i) the sum of (a) his base salary through the termination date to the extent not previously paid,
(b) a prorated bonus reflecting the number of days he was employed during the fiscal year based on the higher of the bonus required to be paid for such fiscal year under the agreement or the bonus paid or payable for the most recently completed fiscal year and (c) any previously deferred compensation and any accrued vacation pay; (ii) three times the sum of the executive officer's base salary and bonus (based on the higher of the two amounts described in (i)(b) above); and (iii) the excess of (a) the actuarial equivalent of the benefit the executive officer would have been entitled to receive under the Pension Plan and the Supplemental Plan if his employment had continued for three years after the date of termination based on the compensation amounts that would have been required to be paid to him under the change of control employment agreement over (b) the actuarial equivalent of his actual benefit under the Pension Plan and the Supplemental Plan as of the termination date. In such event, Webster also will be required to: (i) continue benefits to the executive officer and his family at least equal to those that would have been provided to them under the change of control employment agreement if the executive officer's employment had continued for at least three years after the termination date; (ii) provide outplacement services to the executive officer at its expense and (iii) pay or provide to the executive officer any other amounts or benefits to which he is entitled under any agreement or plan of Webster and its affiliated companies. If the executive officer would be subject to the excise tax imposed by Section 4999 of the Code (relating to excess parachute payments) on any payment or distribution by Webster or its affiliates to or for the benefit of the executive officer, Webster will pay to the executive officer a gross-up amount sufficient (after all taxes) to pay such excise tax (including interest and penalties with respect to any such taxes). However, if the payments and distributions do not exceed 110% of the maximum amount that could be paid to the executive officer such that no excise tax would be imposed, no gross-up payment will be made and the payments and distributions will be reduced to such maximum amount.

       For purposes of the change of control employment agreements, a "change of control" means: (1) the acquisition by any individual, entity or group (a "Person") of beneficial ownership of 20% or more of either (i) the outstanding shares of the Common Stock of Webster or (ii) the combined voting power of the then outstanding voting securities of Webster entitled to vote generally in the election of directors ("Voting Securities"), except that any such acquisition
(a) directly from Webster, (b) by Webster, (c) by any employee benefit plan or trust of Webster or any controlled corporation, or (d) pursuant to a transaction that complies with clauses (3)(i), (ii) and (iii) below will not constitute a change of control; (2) individuals who, as of December 15, 1997, constituted the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors, except that any individual becoming a director after such date whose election, or nomination for election by the shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board of Directors; or (3) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Webster or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Common Stock and Voting Securities immediately before the Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock (the "Resulting Common Stock") and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (the "Resulting Voting Securities"), as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Webster or all or substantially all of Webster's assets either directly or through one or more subsidiaries) (the "Resulting Corporation") in substantially the same proportions as their ownership, immediately before the Business Combination, of the outstanding Common Stock and Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan or trust of Webster or the Resulting Corporation) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding Resulting Common Stock or the combined voting power of the Resulting Voting Securities, except to the extent that such ownership existed before the Business Combination and (iii) at least a majority of the members of the Board of Directors of the Resulting Corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such

Business Combination; or (4) approval by the shareholders of Webster of a complete liquidation or dissolution of Webster.

PERSONNEL RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

       The Personnel Resources Committee of the Board of Directors comprises five non-employee directors. The Committee recommends to the full Board of Directors, which has ultimate responsibility over such matters, executive officer salaries, bonuses and certain other forms of compensation, and recommends to the Stock Option Committee, consisting of all disinterested non-employee directors, long-term incentive awards. All recommendations of the Personnel Resources Committee regarding executive officer compensation for the 2000 fiscal year were approved by the Board of Directors or the Stock Option Committee, as the case may be.

       Set forth below is a report addressing Webster's compensation policies for fiscal year 2000 as they affected Webster's executive officers.

       Compensation Policies for Executive Officers. Webster's executive compensation policies are designed to provide competitive levels of compensation, to assist Webster in attracting and retaining qualified executives and to encourage superior performance. In determining levels of executive officers' overall compensation, the Personnel Resources Committee considers the qualifications and experience of the persons concerned, the size of the institution and the complexity of its operations, the financial condition, including income, of the institution, the compensation paid to other persons employed by the institution and the compensation paid to persons having similar duties and responsibilities in comparable financial institutions. The Personnel Resources Committee employs outside consultants and refers to published survey data in establishing compensation.

       Relationship of Performance to Executive Compensation. Compensation paid to Webster's executive officers in 2000 consisted of the following components: base salary, bonuses, long-term incentives (awards of stock options and restricted stock) and participation in Webster employee benefit plans. While each of these components has a separate purpose and may have a different relative value to the total, a significant portion of the total compensation package is highly dependent on the financial success of Webster and shareholder return. Generally, base salaries for executive officers approximate the average of salaries paid for comparable positions at other financial institutions. Short-term and long-term incentive compensation plans are designed to provide significant compensation opportunities when Webster meets or exceeds its financial and other goals. The ultimate value of long-term incentive compensation such as stock options and restricted stock is dependent primarily on the performance of Webster's Common Stock. Webster's executive officers may earn lower than average total compensation than for similar positions at comparable financial institutions should Webster not meet its goals, and they may earn higher than average total compensation than for similar positions when Webster meets or exceeds its goals.

       For 2000, the Personnel Resources Committee intended that total compensation for executive officers other than the Chief Executive Officer, excluding the special option grants, (which are discussed under "Long-Term Incentive Compensation") be at the average for comparable financial institutions based on their past practices, recognizing that Webster has grown responsibly and has made significant progress in pursuit of its strategic and financial objectives. The Corporation's total shareholder return over 5, 7 and 10 year periods ended December 31, 2000 exceeded its peer group's performance.

       Base Salary. The Personnel Resources Committee reviews executive base salaries annually in January. Base salary is intended to signal the internal value of the position and to track with the external marketplace. All executive officers serve pursuant to employment agreements that provide for a minimum base salary that may not be reduced without the consent of the executive officer. In establishing the 2000 salary for each executive officer, the Personnel Resources Committee considered the officer's responsibilities, qualifications and experience, the size of the institution and the complexity of its operations, the financial condition of the institution (based on levels of income, asset quality and capital), and compensation paid to persons having similar duties and responsibilities in comparable financial institutions. Base salaries for executive officers increased in 2000 due in large part to the record operating earnings for 1999, and to the increased size and complexity of the institution. The Committee also considered the successful acquisition and integration of Maritime Bank & Trust Co., Village Bancorp, Inc., New England Community Bancorp, Inc. and the signing of a definitive agreement to acquire MECH Financial, Inc.

       The Economic Value Added Incentive Plan. In 1997, Webster adopted an Economic Value Added ("EVA"(R)1) Incentive Plan ("Incentive Plan"), - the purpose of which is to provide incentive compensation to certain key employees, including all executive officers, in a form which relates the financial reward to improvement in Webster's economic value. The Incentive Plan was developed based upon the recommendations and advice of Webster's consultant, Stern Stewart & Co., a nationally recognized financial advisory firm. In general, EVA is the net operating profit of Webster after taxes, less a capital charge. The capital charge is intended to represent the return expected by the providers of Webster's capital, and is determined in consultation with Webster's financial consultant on the basis of a formula that takes into account the risk and cost of providing such capital. The Committee shares Stern Stewart's view that EVA improvement is the financial performance measure most closely correlated over time with an increase in shareholder value.

       The Incentive Plan for Webster comprises senior officers, other than the Chief Executive Officer, approved for participation by the Personnel Resources Committee. The Personnel Resources Committee makes recommendations to the Board of Directors for awards under the Plan.

       The Incentive Plan formula calls for the bonuses of executive officers to be determined on the basis of EVA performance for the Corporation and/or lines of business versus previously agreed to targets. The target bonuses are set relative to executive officers' responsibilities with such target bonuses equal to 65% to 75% of the recipient's base salary. Additional or lesser bonuses may be earned to the extent that EVA improvement exceeds or falls short of the target, through the application of a bonus multiple which equals 1 when the EVA target is met and which increases or decreases to the extent that EVA improvement exceeds or falls short of the target. This bonus multiple is then applied to the target bonus set in January each year, and results in a "declared bonus" award. The declared bonus award is placed into an individual's "bonus bank" from which that year's target bonus and one third of the remaining bonus bank balances are paid each year. Awards to the executive officers are based 20% to 50% on corporate EVA improvement and 50% to 80% on line of business EVA improvement depending on the executive officer's responsibilities, except in the case of the Chief Executive Officer, whose award is based entirely on corporate EVA improvement. Awards for 2000 amounted to 82% of target for corporate EVA improvement and ranged from 47% to 139% of target for the line of business EVA improvement.

       Qualified Performance-Based Compensation Plan. The Qualified Performance-Based Compensation Plan (the "Plan") was adopted by the Board of Directors effective January 1, 1998, and approved by shareholders at the 1998 annual meeting. The Plan is designed to further the growth and profitability of Webster by providing the Chief Executive Officer and other selected executive officers with the opportunity to earn additional cash compensation based on business results, thereby enabling Webster to motivate key employees to achieve high profitability for the Corporation. The Plan is intended to satisfy the requirements of Section 162(m) of the Code with respect to the deduction of qualified performance-based compensation. The Chief Executive Officer was the only participant in the Plan for 2000, and his bonus was determined based on attainment of the designated performance objective under the Plan and corporate EVA improvement for 2000.

--------
1 EVA(R)is a registered trademark of Stern Stewart & Co.

       Long-Term Incentive Compensation. The Board of Directors endorses the position that stock ownership by management is beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. To that end, Webster has established formal stock ownership guidelines for all executive officers. Webster uses stock options and restricted stock awards to provide long-term incentive compensation. The Personnel Resources Committee makes recommendations to the Stock Option Committee for awards under the Corporation's 1992 Stock Option Plan. Long-term compensation, which emphasizes long-term results, is targeted at 50% to 125% of the recipient's base salary depending upon the executive officer's responsibilities. For 2000, one-third of long-term compensation was paid in restricted stock and two-thirds was paid in stock options.

       The purpose of stock option awards is to provide an opportunity for the recipients to acquire or increase a proprietary interest in Webster, thereby creating a stronger incentive to expend maximum effort for the long-term growth and success of Webster and encouraging recipients to remain in the employ of Webster. Officers and other full-time employees of Webster and its subsidiaries are eligible for grants under the Corporation's 1992 Stock Option Plan. Stock options are normally granted each year as a component of long-term compensation with the size of the grants generally tied to and weighted approximately equally based on an officer's responsibility level, base salary and performance. The number of options held is not considered when determining the option awards for executive officers. During 2000, 206,750 stock options were granted to Webster's executive officers other than the Chief Executive Officer. In addition to the annual stock option grant, two executive officers other than the Chief Executive Officer received a special stock option grant. The special stock option grant was recommended by the Personnel Resources Committee to recognize increased responsibilities of the two executive officers due to Webster's reorganization and to strengthen long-term ties to the company. The special option grants were intended to provide a strong incentive for further attainment of above average shareholder return.

       The purpose of Webster's restricted stock awards is to attract and retain executive officers whose actions will impact Webster's long-term operating results and to motivate such executives by providing them with an immediate ownership stake in the business. Recipients are paid dividends on the shares and have voting rights. All restricted stock awards have vesting requirements of 50% after three years and the remaining 50% after five years. In addition to providing a direct relationship between shareholder value and the value of the benefit to the officer, restricted stock is a powerful retention device as the shares are not conveyed to the executive until vesting restrictions have been satisfied. During 2000, 10,925 shares of restricted stock were awarded to executive officers other than the Chief Executive Officer.

       Other. In addition to the compensation paid to executive officers as described above, executive officers received, along with and on the same terms as other employees, certain benefits pursuant to the 401(k) Plan, the Employee Stock Purchase Plan, the ESOP and the Pension Plan. In addition, executive officers received certain benefits under Webster's nonqualified supplemental retirement plan that are otherwise limited by Internal Revenue Code caps on qualified plans.


       CEO Compensation. The Personnel Resources Committee, in determining the compensation for the Chief Executive Officer, considers Webster's size and complexity, financial condition and results and progress in meeting strategic objectives. The Chief Executive Officer's 2000 base salary was increased by 4% to $595,000 based on the Corporation's increase in size and complexity of operations, its 1999 financial results and its progress in meeting strategic objectives. Base salary for the Chief Executive Officer was at the average for comparable financial institutions. The CEO's bonus was determined under the Qualified Performance-Based Compensation Plan, the material terms of which were approved by shareholders at the 1998 annual meeting. The Committee determined that for 2000, in addition to attainment of the performance objectives under the Plan, it would require that the corporate EVA improvement target be attained in order for the CEO to receive a target bonus (90% of base salary) under the Plan, subject to an overall limitation based on income before taxes as specified in the Plan. The CEO's bonus payment of $660,400 for 2000 consisted of an earned bonus of $436,500 (which amounted to 82% of base salary) plus $223,900 from the bonus bank. Regarding long-term incentive compensation, the CEO received an annual grant of 61,975 stock options and an award of 12,400 shares of restricted stock which were made in accordance with the Corporation's 1992 Stock Option Plan. In addition to the annual stock option grants, the CEO received a special stock option grant of 185,950 shares. The special stock option grant was recommended by the Personnel Resources Committee to recognize the CEO's leadership in the growth and diversification of the institution, in the management of its more complex operations and in the investment of its financial and human resources. The special stock option grant was intended to strengthen long-term ties to the company and to provide a strong incentive for further attainment of above average shareholder return. The Corporation's total shareholder return over 5, 7 and 10 year periods ended December 31, 2000 exceeded its peer group's performance.

       For 2000, the Personnel Resources Committee intended that total compensation for the Chief Executive Officer, excluding the special option grant, be at the average for comparable financial institutions based on their past practices, recognizing that Webster has grown responsibly and has made significant progress in pursuit of its strategic and financial objectives.

       Internal Revenue Code Section 162(m). In 1993, the Code was amended to disallow publicly traded companies from receiving a tax deduction on compensation paid to executive officers in excess of $1 million (section 162(m) of the Code), unless, among other things, the compensation meets the requirements for performance-based compensation. In structuring Webster's compensation programs and in determining executive compensation, the Committee takes into consideration the deductibility limit for compensation.


                          Personnel Resources Committee
                           John J. Crawford (Chairman)
                                 Joel S. Becker
                            O. Joseph Bizzozero, Jr.
                               George T. Carpenter
                                Michael G. Morris




COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       From time to time Webster Bank makes loans to its directors and executive officers and related persons and entities for the financing of homes, as well as home improvement, consumer and commercial loans. It is the belief of management that these loans are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and neither involve more than normal risk of collectibility nor present other unfavorable features.



AUDIT COMMITTEE REPORT

       The Corporation's Audit Committee currently has four members, Messrs. Jacobi (Chairman), Apicella, Giorgio and McCarthy. As of the date of this Proxy Statement, each of the Committee members is an "independent director" under the Nasdaq Stock Market rules. The Audit Committee's responsibilities are described in a written charter that was adopted by the Corporation's Board of Directors. The Audit Committee's charter is attached at the end of this Proxy Statement.

       The Audit Committee has reviewed and discussed the Corporation's audited financial statements for the fiscal year ended December 31, 2000 with Webster's management. The Audit

Committee has discussed with KPMG LLP, the Corporation's independent auditors, the matters required to be discussed by SAS No. 61, Communication With Audit Committees. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with KPMG LLP the independence of KPMG LLP. Based on the review and discussions described in this paragraph, the Audit Committee recommended to Webster's Board of Directors that the Corporation's audited financial statements for the year ended December 31, 2000 be included in the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                 Audit Committee
                          C. Michael Jacobi (Chairman)
                               Achille A. Apicella
                               P. Anthony Giorgio
                                John F. McCarthy


CERTAIN RELATIONSHIPS

       For a description of loans made to Webster Bank's directors, executive officers and related persons and entities, see "Compensation Committee Interlocks and Insider Participation."

       George T. Carpenter, a director of Webster and Webster Bank, is the President and Treasurer of Carpenter Realty Co. ("Carpenter Realty") and S. Carpenter Construction Co. ("Carpenter Construction"). During fiscal 1998, Webster Bank entered into a 15 year lease for office space with Carpenter Realty for an annual rent for the first five years of the lease of $61,200. Webster Bank entered into a three-year lease with Carpenter Realty effective March 1, 2000 for storage and work space at an annual rate of $12,604. In addition, in fiscal 2000 Webster paid Carpenter Construction management fees of $248,657 for work which was competitively bid for renovations to other Webster properties, $199,057 of which was paid by Carpenter Construction to subcontracting vendors.

                         COMPARATIVE COMPANY PERFORMANCE

                     The following table sets forth comparative information regarding Webster's cumulative shareholder return on its Common Stock over the last five fiscal years. Total shareholder return is measured by dividing total dividends (assuming dividend reinvestment) for the measurement period plus share price change for a period by the share price at the beginning of the measurement period. Webster's cumulative shareholder return over a five-year period is based on an investment of $100 on December 31, 1995 and is compared to the cumulative total return of the Standard & Poor's 500 Index ("S&P 500 Index"), the SNL All Bank and Thrift Index and a peer group index prepared by SNL Securities LC. The peer group index includes 50 bank and thrift companies with reported market capitalizations between $750 million and $2 billion at December 31, 2000, with the returns of each issuer in the group weighted according to the issuer's respective stock market capitalization at the beginning of each period for which a return is indicated. Webster's market capitalization was $1.4 billion at December 31, 2000.

              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
               WEBSTER, S&P 500 INDEX, SNL ALL BANK & THRIFT INDEX
                     AND SNL SECURITIES LC PEER GROUP INDEX

                          WEBSTER FINANCIAL CORPORATION

                                  [LINE GRAPH]

                                                                      PERIOD ENDING
                                     ------------------------------------------------------------------------------------
INDEX                                  12/31/95       12/31/96      12/31/97       12/31/98      12/31/99       12/31/00
-------------------------------------------------------------------------------------------------------------------------
Webster Financial Corporation            100.00         127.44        234.76         196.55        171.58         211.72
S&P 500                                  100.00         122.86        163.86         210.64        254.97         231.74
SNL All Bank & Thrift Index              100.00         138.61        212.78         225.86        216.08         261.03
Peer Group                               100.00         126.87        205.94         186.17        162.79         210.97

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Webster's directors, certain officers and persons who own more than 10% of its Common Stock to file with the Securities and Exchange Commission initial reports of ownership of Webster's equity securities and to file subsequent reports when there are changes in such ownership. Based on a review of reports submitted to Webster, the Corporation believes that during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to Webster's directors, officers and more than 10% owners were complied with on a timely basis, except for one report for Mr. Smith reporting one transaction and one report for Mr. Giorgio reporting one transaction.


                            STOCK OWNED BY MANAGEMENT

                     The following table sets forth information as of February 28, 2001 with respect to the amount of Webster Common Stock beneficially owned by each director of Webster, each nominee for election as a director, each of the named executive officers and by all directors and executive officers of Webster as a group.

                                                              NUMBER OF SHARES                            PERCENT OF
              NAME AND POSITION(s)                              AND NATURE OF                           COMMON STOCK
                 WITH WEBSTER                               BENEFICIAL OWNERSHIP (a)                     OUTSTANDING
                 ------------                               ------------------------                     -----------
Richard H. Alden
  Director .........................................                 67,934                                     *

Achille A. Apicella
  Director..........................................                 32,173                                     *

Joel S. Becker
  Director (and Director Nominee)...................                 30,502                                     *

O. Joseph Bizzozero, Jr.
  Director..........................................                 21,779                                     *

William T. Bromage
  President (and Director Nominee)..................                 57,549                                     *

George T. Carpenter
  Director..........................................                110,128                                     *

John J. Crawford
  Director..........................................                 19,961                                     *

Robert A. Finkenzeller
  Director..........................................                 17,589                                     *

Edgar C. Gerwig
  Director..........................................                138,106                                     *

P. Anthony Giorgio
  Director..........................................                  8,424                                     *

C. Michael Jacobi
  Director..........................................                 21,647                                     *

John F. McCarthy
  Director..........................................                 78,717                                     *

                                                               NUMBER OF SHARES                              PERCENT OF
           NAME AND POSITION(s)                                  AND NATURE OF                             COMMON STOCK
                WITH WEBSTER                               BENEFICIAL OWNERSHIP (a)                         OUTSTANDING
                ------------                               ------------------------                         -----------
Michael G. Morris
   Director ........................................                  4,605                                     *

Peter K. Mulligan
  Senior Executive Vice President --
  Retail Banking....................................                 69,088                                     *

James C. Smith
  Chairman, Chief Executive Officer,
  Director (and Director Nominee)...................              1,063,304                                     2.13%

Ross M. Strickland
  Executive Vice President --
  Consumer Finance..................................                135,181                                     *

Sister Marguerite Waite, C.S.J.
  Director..........................................                 12,623                                     *

All Directors and executive
  officers as a group (17 persons)..................              1,889,310                                     3.77%



---------------

(a) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if such person has or shares voting power and/or investment power with respect to the security, or has the right to acquire beneficial ownership at any time within 60 days from February 28, 2001. As used herein, "voting power" includes the power to vote or direct the voting of shares and "investment power" includes the power to dispose or direct the disposition of shares.

       The table includes shares owned by spouses, other immediate family members and others over which the persons named in the table possess shared voting and/or shared investment power as follows: Mr. Alden, 273 shares; Mr. Becker, 2,016 shares; Dr. Bizzozero, 1,644 shares; Mr. Carpenter, 3,750 shares; Mr. Gerwig, 2,246 shares; Dr. Giorgio, 1,094 shares; Mr. McCarthy, 8,851 shares; Mr. Smith, 78,778 shares; Sister Marguerite Waite, 220 shares; and all directors and executive officers as a group, 98,872 shares. The table also includes the following: 1,046,928 shares subject to outstanding options which are exercisable within 60 days from February 28, 2001; 133,318 shares held in the 401(k) Plan by executive officers and one director; 2,510 shares purchased by executive officers through the Employee Stock Purchase Plan that are held by American Stock Transfer & Trust Company; 95,463 shares of restricted stock that was not vested as of February 28, 2001; and 34,675 shares held in the ESOP that have been allocated to the accounts of executive officers and one director. All other shares included in the table are held by persons who exercise sole voting and sole investment power over such shares.

       Outstanding options reflected in the table were held as follows: Mr. Alden, 23,318 shares; Mr. Apicella, 15,322 shares; Mr. Becker, 8,400 shares; Dr. Bizzozero, 10,200 shares; Mr. Bromage, 37,000 shares; Mr. Carpenter, 27,318 shares; Mr. Crawford, 9,334 shares; Mr. Finkenzeller, 10,200 shares; Mr. Gerwig, 3,778 shares; Dr. Giorgio, 4,000 shares; Mr. Jacobi, 14,600 shares; Mr. McCarthy, 27,318 shares; Mr. Morris, 4,000 shares; Mr. Mulligan, 46,200 shares; Mr. Smith, 707,500 shares; Mr. Strickland, 88,240 shares; and Sister Marguerite Waite, 10,200 shares.

---------------
* Less than 1% of Common Stock outstanding.

                PRINCIPAL HOLDERS OF VOTING SECURITIES OF WEBSTER

       At February 28, 2001 management believed that there were no beneficial owners of more than 5% of the outstanding Webster Common Stock.



                     AMENDMENT TO THE 1992 STOCK OPTION PLAN
                                  (PROPOSAL 2)

       The Board of Directors has voted to amend the 1992 Stock Option Plan, subject to shareholder approval at the Annual Meeting, (i) to increase the number of shares of Common Stock available for issuance under the plan by 1,500,000 shares, from 2,961,000 to 4,461,000 shares, (ii) to provide for discretionary grants of options to non-employee directors and (iii) to discontinue automatic grants of options to non-employee directors. The number of shares reserved for issuance is subject to adjustment under certain circumstances as described below. See "Description of the Plan."

       The 1992 Stock Option Plan was established by the Board of Directors of the Corporation in 1992, approved by the shareholders of the Corporation at the 1992 annual meeting, and amended by the shareholders in 1994, 1996, 1998 and 2000. An amendment to the 1992 Stock Option Plan which did not require shareholder approval were adopted in 1999. As of February 28, 2001, there were approximately 1,884 full-time employees of the Corporation and its subsidiaries, 13 non-employee directors of the Corporation and two non-employee directors of Webster's banking subsidiary (not also serving as directors of the Corporation) who were eligible to participate in the 1992 Stock Option Plan.

       The Board of Directors of the Corporation believes that stock awards are important to attract and to encourage the continued service of directors, officers and other key employees by facilitating their acquisition and increase of a stock interest in the Corporation. This objective is served by amending the 1992 Stock Option Plan to increase the number of shares of Common Stock available for issuance and to provide for discretionary option grants to non-employee directors.

DESCRIPTION OF THE PLAN

       The 1992 Stock Option Plan provides for the grant of options that are intended to qualify as "incentive stock options" under Section 422 of the Code and the regulations promulgated thereunder to full-time employees as well as the grant of non-qualifying options and restricted stock to directors and employees of the Corporation and its subsidiaries. We use the term "incentive awards" to refer to options and restricted stock. The term "non-employee directors" refers to directors of the Corporation who are not officers or other salaried employees of the Corporation or any subsidiary corporation. The term "subsidiary directors" refers to directors of a subsidiary who are not non-employee directors of the Corporation or officers or employees of the Corporation or any of its subsidiaries.

       The number of shares of Common Stock that may be issued in incentive awards under the 1992 Stock Option Plan presently is 2,961,000 shares. As of February 28, 2001, no shares remain available for future grants of incentive awards under the plan. If the proposed amendment is approved, 1,500,000 additional shares will be available for issuance under the plan.

       The 1992 Stock Option Plan is administered by the Personnel Resources Committee, which consists of at least three outside directors appointed by the Board of Directors. The Personnel Resources Committee makes recommendations to the Stock Option Committee concerning the granting of incentive awards. The Stock Option Committee makes all final determinations concerning the employees of the Corporation and its subsidiaries to whom incentive awards will be granted. The committee that administers the 1992 Stock Option Plan consists of individuals who are both "outside directors" for purposes of qualified performance-based compensation under the Code and "non-employee directors" for purposes of Rule 16b-3 of the Securities Exchange Commission.

       If the proposed amendment is approved, non-employee directors will be eligible to receive grants of non-qualifying options under the 1992 Stock Option Plan on the same terms as are applicable to employees of the Corporation. Currently, a non-qualifying option for 4,000 shares is granted to each non-employee director upon election or reelection to Webster's Board of Directors, except that, if a non-employee director is elected to the Board for less than a three-year term, the director is entitled to receive an option for 4,000 shares on a pro-rated basis for the number of months of his or her term as a percentage of 36 months. If the amendment is approved, the one non-employee director nominee for a three-year term, Mr. Becker, will not receive automatically an option for 4,000 shares upon his election at the Annual Meeting, but will receive a discretionary option grant of 2,000 shares. If the amendment is not approved, Mr. Becker will receive an option for 4,000 shares upon election at the Annual Meeting.

       The per share option exercise price under the 1992 Stock Option Plan may not be less than 100% of the fair market value of a share of the Common Stock on the date of grant of the option, or 110% in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Common Stock. The maximum option term is 10 years, or five years in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Common Stock. Options may be exercised at any time after grant, except as otherwise provided in the particular option agreement. The maximum number of shares of Common Stock that may be subject to options granted to any employee under the 1992 Stock Option Plan in any calendar year is 500,000 shares, subject to adjustment as described below. There is also a $100,000 limit on the value of stock determined at the time of grant covered by incentive stock options that first become exercisable by an optionee in any calendar year. No option may be granted under the 1992 Stock Option Plan after February 23, 2008. Incentive stock options are non-transferable other than by reason of the death of the optionee. Unless otherwise provided in the option agreement with respect to a non-qualifying option, a non-qualifying option may be transferred by gift to a member of the optionee's family, to a trust for the exclusive benefit of the optionee or one or more members of his or her family or to a combination of one or more family members and trusts. For this purpose, family means the spouse, siblings and lineal ancestors and descendants of the optionee.

       Payment for shares purchased under the 1992 Stock Option Plan may be made either in cash or cash equivalents or by exchanging shares of Common Stock of the Corporation with a fair market value equal to the total option exercise price and paying cash for any difference. Options may, if permitted by the particular option agreement, be exercised by directing that certificates for the shares purchased be delivered to a licensed broker as agent for the optionee, provided that the broker tenders to the Corporation cash or cash equivalents equal to the option exercise price plus the amount of any taxes that the Corporation may be required to withhold in connection with the exercise of the option.

       If an employee's or subsidiary director's employment or service with the Corporation or its subsidiaries terminates by reason of death or permanent and total disability, his or her options, whether or not then exercisable, may be exercised within one year after such death or disability unless a different date is otherwise provided in the particular option agreement, but not later than the date the option would otherwise expire. If an employee's or subsidiary director's employment or service terminates for any reason other than death or disability, his or her options will terminate in three months unless a different date is provided in the option agreement. An option granted to a non-employee director will not terminate until the expiration of the term of the option regardless of whether the non-employee director continues to serve as a director, except, if the proposed amendment is approved, as provided otherwise in the option agreement with respect to that option.

       Employees and subsidiary directors of the Corporation may also receive restricted stock awards under the 1992 Stock Option Plan. The granting of restricted stock gives the recipient the right to receive a specified number of shares of the Common Stock of the Corporation contingent on payment of not less than the par value of the stock and attainment of specified performance objectives, if any, and completion of service requirements, if any, as the committee that administers the 1992 Stock Option Plan shall determine and specify as a condition to making the grant. The performance objectives under the 1992 Stock Option Plan are based on one or more of the following performance standards: the Corporation's Common Stock price, income, operating profit, assets and liabilities, stockholders' equity, market share, operating revenue, operating expenses, financial ratings by outside agencies, earnings per share, return on assets, equity or investments or EVA improvement (as defined for purposes of the Corporation's Economic Value Added Incentive Plan). The performance objectives are established by the committee not later than 90 days after the beginning of the award period (or, if less, before one-fourth of the award period has expired) and at a time when the outcome is substantially uncertain. With respect to restricted stock that is made subject to attainment of performance objectives, no shares may be issued unless the committee certifies in writing that the performance objectives have been achieved.

       Unless provided otherwise in an award agreement with respect to a grant of restricted stock, if an employee or subsidiary director becomes totally and permanently disabled or dies while employed by or serving with the Corporation or its subsidiaries, any shares of restricted stock granted to the employee will vest fully, and the shares of stock represented by the grants of restricted stock to a deceased employee will be delivered to the employee's estate. Upon termination of employment or service of a holder of restricted stock for any other reason, shares of restricted stock that have not vested or that remain subject to applicable conditions and restrictions will be forfeited, unless the committee that administers the 1992 Stock Option Plan determines otherwise.

       In the case of a reorganization, merger or consolidation in which the Corporation is the surviving corporation or a recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares without receipt of consideration by the Corporation, an adjustment will be made in the number and kinds of shares subject to the 1992 Stock Option Plan, the annual limitation on the number and kinds of shares that may be granted under options to any employee, and in the number, kinds, and per share exercise price of shares subject to the unexercised portion of options granted prior to any such change. An adjustment in an outstanding option, however, will be made without a change in the total price applicable to the unexercised portion of the option but with a corresponding adjustment in the per share option price.

       In the event of the dissolution or liquidation of the Corporation, upon a merger, consolidation or reorganization in which the Corporation is not the surviving corporation, a sale of all or substantially all of the assets of the Corporation to another corporation, or approval by the Board of Directors of a transaction which results in any person or entity owning 80% or more of the total combined voting power of all classes of stock of the Corporation, the 1992 Stock Option Plan and the options issued thereunder will terminate, unless provision is made for the continuation of the Plan and/or the assumption of the options or for the substitution for such options of new options covering the stock of a successor corporation or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and the per share exercise price. If the 1992 Stock Option Plan is terminated, all outstanding options will be exercisable in full immediately prior to the termination as the Board of Directors in its discretion will determine.

       The Board of Directors may amend the 1992 Stock Option Plan with respect to shares of Common Stock as to which incentive awards have not been granted. However, the Corporation's shareholders must approve any amendment that would:

              - materially change the requirements as to eligibility to receive incentive awards;

              - increase the maximum number of shares in the aggregate for which incentive awards may be granted (except for adjustments upon changes in capitalization);
              - change the minimum option price (except for adjustments upon changes in capitalization);
              - increase the maximum period during which options may be exercised;
              -      extend the term of the Plan; or
              - materially increase the benefits accruing to eligible individuals under the Plan.

       The Board of Directors may terminate or suspend the 1992 Stock Option Plan at any time and the Plan will terminate automatically on February 23, 2008. No amendment, suspension or termination of the Plan may, without the consent of the holder, adversely affect the rights of the holder of the incentive award.

GRANTS UNDER THE PLAN

       As of February 28, 2001, options to purchase 3,078,345 shares of Common Stock (1,084,199 of which were incentive stock options and 1,994,155 of which were non-qualifying options) and 92,717 shares of restricted stock have been granted under the 1992 Stock Option Plan, of which 2,622,701 options and 87,217 shares of restricted stock remain outstanding. 101,785 of the outstanding options to purchase shares of Common Stock were granted subject to shareholder approval of the amendment to the 1992 Stock Option Plan. If this proposal is not approved, these options will be void. The option exercise price under the 1992 Stock Option Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant of the option, or 110% in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Common Stock. The table below provides information regarding stock options and restricted stock granted as of February 28, 2001 under the 1992 Stock Option Plan to the named executive officers and to each director nominee, to all executive officers of the Corporation as a group, to all non-employee directors of the Corporation as a group and to all non-executive officer employees of the Corporation and its subsidiaries as a group (including officers who are not executive officers). The number of shares subject to the option and the exercise price of options granted prior to the two-for-one split of Webster's common stock in April 1998 have been adjusted to reflect the stock split.


                                  PLAN BENEFITS

                                                                         OPTIONS
                                                       ---------------------------------------------

                                                                                                                  NUMBER OF
                                                          OPTION EXERCISE                                   SHARES OF RESTRICTED
NAME AND POSITION                                              PRICE           NUMBER OF OPTIONS (a)                STOCK
                                                               -----           -----------------            --------------------
James C. Smith
   Chairman, Chief Executive                                   $ 8.81                22,000                         19,300 (3)
   Officer and Director                                         10.38                32,700                         12,400 (4)
   (and Director Nominee)                                        9.25                67,300
                                                                 9.94                68,800
                                                                14.06                31,200
                                                                14.00                 4,600
                                                                19.09                36,900
                                                                31.75                44,000
                                                                33.75               200,000
                                                                33.88               200,000
                                                                24.63                44,700 (1)
                                                                22.81                61,975 (2)
                                                                22.81               185,950 (2)


                                                                         OPTIONS
                                                       -------------------------------------------

                                                                                                                  NUMBER OF
                                                       OPTION EXERCISE                                      SHARES OF RESTRICTED
NAME AND POSITION                                           PRICE              NUMBER OF OPTIONS (a)                STOCK
                                                            -----              -----------------            --------------------
William T. Bromage
   President (and Director Nominee)                           $ 17.75                   15,000                       5,950 (3)
                                                                19.10                   10,000                       6,000 (4)
                                                                31.75                   12,000
                                                                26.50                    8,750 (5)
                                                                25.50                   10,000 (6)
                                                                24.63                   13,550 (1)
                                                                21.88                   10,000 (7)
                                                                22.81                   29,950 (2)
                                                                22.81                   89,850 (2)

Peter K. Mulligan
   Senior Executive Vice President                            $ 11.25                   10,000                       3,500 (3)
   -- Retail Banking                                            14.06                   12,000                       3,475 (4)
                                                                19.09                   12,200
                                                                31.75                   12,000
                                                                26.50                    8,350 (5)
                                                                24.63                    8,150 (1)
                                                                22.81                   17,350 (2)
                                                                22.81                   52,100 (2)
Ross M. Strickland
   Executive Vice President                                    $ 8.81                    9,240                       3,500 (3)
   --Consumer Finance                                           10.38                   10,000                       1,500 (4)
                                                                 9.94                   11,000
                                                                14.06                   12,000
                                                                19.09                   12,000
                                                                31.75                   12,000
                                                                26.50                    8,350 (1)
                                                                24.63                    8,150 (1)
                                                                22.81                    7,500 (2)

Joel S. Becker                                                 $12.31                    2,200                       --
   Director (and Director Nominee)                              35.38                    4,000

Executive Officer Group comprised of
the four executive officers named above
(4 persons)                                              $23.8480 (8)                1,421,615                      55,625

Non-employee Director Group                              $20.8404 (9)                   84,512                       --
(13 persons)

Non-executive Officer Employee Group                    $20.7487 (10)                1,416,437                      31,592
(202 persons)

------------------------

(a)    Option currently exercisable in full, unless otherwise noted.

(1)    Option will become exercisable in full on December 7, 2002.

(2)    Option will become exercisable in full on October 23, 2003.

(3)    Restricted stock vests on December 20, 2002.

(4) Restricted stock vests 50% on October 23, 2003 and the remaining 50% on October 23, 2005.

(5)    Option will become exercisable in full on December 17, 2001.

(6)    Option will become exercisable in full on September 23, 2002.

(7)    Option will be exercisable in full on April 27, 2003.

(8)    Weighted average exercise price of options granted to executive officers.

(9) Weighted average exercise price of options granted to non-employee directors.

(10) Weighted average exercise price of options granted to non-executive officer employees.

       The closing sales price of Webster's Common Stock on February 28, 2001 on the Nasdaq National Market was $28.44.

FEDERAL INCOME TAX CONSEQUENCES OF THE 1992 STOCK OPTION PLAN

       The grant of an option is not a taxable event for the optionee or the Corporation. With respect to incentive stock options, an optionee will not recognize taxable income upon exercise of an incentive option, and any gain realized upon a disposition of shares received pursuant to the exercise of an incentive option will be taxed as long term capital gain if the optionee holds the shares for at least two years after the date of grant and for one year after the date of exercise. However, the excess of the fair market value of the shares subject to an incentive option on the exercise date over the option exercise price will be included in the optionee's alternative minimum taxable income in the year of exercise (except that, if the optionee is subject to certain restrictions, the determination of the amount included in alternative minimum taxable income may be delayed, unless the optionee elects within 30 days following exercise to have income determined without regard to such restrictions) for purposes of the alternative minimum tax. An optionee may be entitled to a credit against regular tax liability in future years for minimum taxes paid with respect to the exercise of incentive options. The Corporation and its subsidiaries will not be entitled to any business expense deduction with respect to the grant or exercise of an incentive option, except as discussed below.

       For the exercise of an incentive option to qualify for the foregoing tax treatment, the optionee generally must be an employee of the Corporation or a subsidiary from the date the option is granted through a date within three months before the date of exercise. In the case of an optionee who is disabled, this three-month period is extended to one year. In the case of an employee who dies, the three-month period and the holding period for shares received pursuant to the exercise of the option are waived.

       If all of the requirements for incentive option treatment are met except for the special holding period rules set forth above, the optionee will recognize ordinary income upon the disposition of the shares in an amount equal to the excess of the fair market value of the shares at the time the option is exercised over the option exercise price or, if less, the gain realized upon such disposition. However if the optionee is subject to certain restrictions at the time the option is exercised, the measurement date may be delayed, unless the optionee has made a special tax election within 30 days after the date of exercise to have taxable income determined without regard to such restrictions. The balance of the realized gain, if any, will be long- or short-term capital gain, depending upon whether or not the shares are sold more than one year after the option is exercised. If the Corporation complies with applicable reporting requirements, it will be allowed a business expense deduction to the extent the optionee recognizes ordinary income, subject to applicable limitations on the deduction of amounts becoming vested as a result of a change in control and requirements with respect to "qualified performance-based compensation."

       If an optionee exercises an incentive option by tendering shares of Common Stock with a fair market value equal to part or all of the option exercise price, the exchange of shares will be treated as a nontaxable exchange (except that this treatment would not apply if the optionee acquired the shares being transferred pursuant to the exercise of an incentive option and has not satisfied the special holding period requirements summarized above). If the optionee used shares received pursuant to the exercise of an incentive option or another statutory option as to which the optionee has not satisfied the applicable holding period requirement, the exchange would be treated as a taxable disqualifying disposition of the exchanged shares, under the rules discussed above.

       Upon exercising a non-qualifying option, an optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise (except that, if the optionee is subject to certain restrictions, the measurement date may be delayed, unless the optionee makes a special tax election within 30 days after exercise to have income determined without regard to the restrictions). If the Corporation complies with applicable reporting requirements and requirements with respect to "qualified performance-based compensation," it will be entitled to a business expense deduction in the same amount, subject to applicable limitations on the deduction of amounts becoming vested as a result of a change in control. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualifying option, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

       If the optionee surrenders shares of Common Stock in payment of part or all of the exercise price for non-qualifying options, no gain or loss will be recognized with respect to the shares surrendered regardless of whether the shares were acquired pursuant to the exercise of an incentive option and the optionee will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The basis of the shares surrendered will be treated as the substituted tax basis for an equivalent number of option shares received and the new shares will be treated as having been held for the same holding period as had expired with respect to the transferred shares. However, the fair market value of any shares received in excess of the number of shares surrendered (i.e., the difference between the aggregate option exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option) will be taxed as ordinary income.

       No federal income tax consequences are incurred by the Corporation or the participating employee at the time restricted stock is granted, so long as such stock is subject to a substantial risk of forfeiture (generally, a requirement that the participant perform or refrain from performing substantial services in order to receive the stock), except that the employee may make a special tax election within 30 days after the date of grant to report as ordinary income for tax purposes the value of the restricted stock at the time of grant, without regard to any service or performance objective requirement. Absent such an election, if the specified service requirement and performance objectives, if any, are met, the individual will realize ordinary income at the time such requirements are satisfied equal to the fair market value at that time of the stock received by him or her, the individual's basis in the shares will equal the amount included in income plus any amount he or she paid for the shares and any additional gain or loss he or she realizes upon a subsequent disposition of the shares will be capital gain or loss. If the stock is not subject to a substantial risk of forfeiture when it is granted to the employee, the employee will realize ordinary income equal to the value of the shares of stock awarded to him or her at the time he or she receives them. If an employee makes the special tax election and subsequently forfeits the shares because of failure to achieve the performance objectives or termination of employment, the employee will not be entitled to a deduction or other tax benefit for the amount reported as income with respect to the grant. If an employee who has made the special tax election satisfies the performance objectives and subsequently sells the shares, any gain or loss on such sale will be capital gain or loss. The Corporation intends that restricted stock grants under the 1992 Stock Option Plan to officers whose compensation is subject to the $1 million deduction limitation under the Code will satisfy the rules pertaining to "qualified performance-based compensation." Therefore, the Corporation should be entitled to a deduction for income tax purposes for the amount that is includable in the employee's taxable income, generally for the year in which the amount is taxable to the employee.

REQUIRED VOTE

       Approval by a majority of the votes of Common Stock cast at the Annual Meeting at which a quorum representing a majority of all outstanding voting stock is, either in person or by proxy, present and voting on the amendment is required to approve the amendment to the 1992 Stock Option Plan.

       THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1992 STOCK OPTION PLAN.

             APPROVAL OF WEBSTER'S 2001 DIRECTORS RETAINER FEES PLAN
                                  (PROPOSAL 3)

INTRODUCTION

       The Board of Directors has voted, subject to shareholder approval at the Annual Meeting, to adopt the 2001 Directors Retainer Fees Plan of Webster Financial Corporation (the "2001 Fees Plan), to enhance Webster's ability to attract and retain highly qualified individuals to serve as non-employee directors of Webster and Webster Bank and to provide additional incentives to non-employees directors to promote the success of Webster and Webster Bank. The 2001 Fees Plan provides for non-employee directors of Webster and Webster Bank to continue to receive shares of Common Stock, subject to certain restrictions described below, instead of a cash, as an annual retainer for their services as directors, as has been the case since the adoption of the Fees Plan in 1996.

DESCRIPTION OF THE PLAN

       The following summary of the material terms of the 2001 Fees Plan is qualified in its entirety by reference to the terms of the 2001 Fees Plan, a copy of which is attached to this Proxy Statement as Exhibit A.

       Non-employee directors of Webster receive an annual retainer of $15,000 that is payable in shares of Common Stock pursuant to the Fees Plan for service as directors of both Webster and Webster Bank. There are no more shares of Common Stock available under the Fees Plan. Subject to shareholder approval at the Annual Meeting, Webster has adopted the 2001 Fees Plan to replace the Fees Plan.

       Up to 75,000 shares of Common Stock will be available under the 2001 Fees Plan. Under the 2001 Fees Plan, as under the Fees Plan, Webster will grant on each annual meeting date to each non-employee director of Webster a number of whole shares of restricted stock equal to the director's annual retainer (currently $15,000) divided by the "Average Quarterly Value" as of the grant date (rounded down to the next whole share). The Average Quarterly Value will be the average of the closing prices of the Common Stock on the last trading day of each of the four calendar quarters preceding each annual meeting. The grant date will be the date of each annual meeting. Webster will grant restricted stock based on a pro-rated annual retainer to any non-employee director who is first elected to the Board on other than an annual meeting date. Webster will grant shares of restricted stock to any non-employee director of Webster Bank who receives an annual retainer and who does not also serve as a director of Webster instead of a cash annual retainer (which may be in a different amount than the annual retainer payable to directors of Webster), subject to shareholder approval of the 2001 Fees Plan at the Annual Meeting. The Board can increase or decrease the amount of the annual retainer to be paid in the future by a majority vote, which would affect the number of shares of restricted stock that Webster will grant to directors after such change.

       If a non-employee director ceases to be a director of Webster or Webster Bank before the first annual meeting of Webster's shareholders (or within 12 months, if less) after the grant date of such restricted stock, the director will forfeit the restricted stock unless the director's termination of service is due to Total Disability (as defined in the 2001 Fees Plan) or death, is with the prior consent of the Board of Directors or is in connection with a change in control (as defined in the 2001 Fees Plan) (a "Vesting Event"). If termination of a director's service involves a Vesting Event and occurs before the first annual meeting after the grant date (or within 12 months after the grant date, if less), the director would be vested in the number of shares of restricted stock granted to the director on the grant date multiplied by a fraction (not more than one), the numerator of which will be the number of months of service completed by the director after the grant date (rounded to the nearest whole month), and the denominator of which will be the number of months elapsed between the grant date and the annual meeting date next following the grant date, but not in excess of 12. Shares of restricted stock granted under the 2001 Fees Plan will not be transferable by a director voluntarily, by operation of law or otherwise before vesting occurs. Shares granted under the 2001 Fees Plan cannot be pledged or hypothecated (by operation of law or otherwise) or subjected to execution, attachment or similar processes before vesting occurs. All shares of restricted stock issued under the 2001 Fees Plan will bear a legend reflecting such restrictions and limitations on transfer. Following vesting of the shares (in whole or part), a director will be entitled to have such legend removed from the vested shares.

       The 2001 Fees Plan will be administered by Webster's Board, which will be responsible for taking all legal actions necessary to document the grants of restricted stock, to maintain appropriate records and reports regarding those grants, and to take all acts authorized by the 2001 Fees Plan. All non-employee directors of Webster and Webster Bank who receive fees will be participants under the 2001 Fees Plan.

       The maximum number of shares of Common Stock that may be issued under the 2001 Fees Plan is 75,000, subject to certain adjustments if the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of Webster by reason of recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable on capital stock, or other increase or decrease in such shares effected without receipt of consideration by Webster, occurring after the Annual Meeting. If a grant of restricted stock is forfeited, terminates or is canceled for any reason, the shares of Common Stock that were forfeited will be available for future grants under the 2001 Fees Plan.

       Webster will not be required to issue any shares of Common Stock under the 2001 Fees Plan if the issuance would constitute a violation by the director or by Webster of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Any determination by the Board on such matters will be final, binding, and conclusive. Webster will not be obligated to take any affirmative action in order to cause the issuance of shares pursuant to the 2001 Fees Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that shares of Common Stock will not be issued hereunder unless and until the shares of Common Stock are registered or are subject to an available exemption from registration, the grant of restricted stock (under circumstances in which the laws of such jurisdiction apply) will be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

       Directors receiving shares of restricted stock under the 2001 Fees Plan will be entitled to receive any cash dividends, and a number of shares of Common Stock equal to any stock dividends, declared and paid with respect to each share of Common Stock. Directors also will be entitled to vote all shares received under the 2001 Fees Plan.

                                  PLAN BENEFITS

                                              2001 DIRECTORS RETAINER FEES PLAN
                                              ---------------------------------
                                                                                         RETAINER FEES          NUMBER OF SHARES
                                                                                         -------------          ----------------
                     Non-employee Director Group (11 persons) (a)                            $15,000                    (b)
----------------------------------------------------------------------------------------------------------------------------------

(a) The 2001 Fees Plan will apply only to non-employee directors of Webster and to any non-employee directors of Webster Bank who receive an annual retainer and who are not also directors of Webster.

(b) The number of shares will be calculated as of March 31, 2001, as described below. Assuming shareholder approval of Proposal 3, the number of shares to be awarded to the 11 participants under the 2001 Fees Plan will be based upon the annual retainer, divided by the Average Quarterly Value as of the grant date, rounded down to the next whole share. The current annual retainer for non-employee directors of Webster is $15,000 and for non-employee directors of Webster Bank who are not also directors of Webster is $15,000, and the Average Quarterly Value for grants at the 2001 Annual Meeting will be the average of the closing prices of the Common Stock at March 31, 2001; at June 30, 2000 of $22.0625; at September 30, 2000 of $26.9375; and at December 31, 2000 of $28.3125.

REQUIRED VOTE

       Assuming the presence of a quorum at the Annual Meeting, the approval by a majority of the votes cast at the Annual Meeting is required to approve the 2001 Fees Plan. The Board of Directors recommends that shareholders vote FOR approval of 2001 Fees Plan. If not otherwise specified, proxies will be voted FOR approval.

       THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF WEBSTER'S 2001 DIRECTORS RETAINER FEES PLAN.



               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                  (PROPOSAL 4)

       The Board of Directors has appointed the firm of KPMG LLP to continue as independent auditors for Webster for the year ending December 31, 2001, subject to ratification of the appointment by Webster's shareholders. KPMG LLP was appointed as the independent auditors of Webster Bank in 1985, has performed audits for Webster Bank for the years ended December 31, 1983 through 2000, and has similarly performed audits for Webster for the years ended December 31, 1986 through 2000. Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of KPMG LLP, independent certified public accountants, to audit the books and accounts of Webster for the year ending December 31, 2001. No determination has been made as to what action the Board of Directors would take if Webster's shareholders do not ratify the appointment.

       Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the majority of the votes cast is required to ratify the appointment of KPMG LLP as Webster's independent auditors for the year ending December 31, 2001.

       Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

       THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS WEBSTER'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2001.

AUDITOR FEE INFORMATION

                        AGGREGATE FEES BILLED BY KPMG LLP
                            FOR THE 2000 FISCAL YEAR

                                                       FINANCIAL INFORMATION
         AUDIT FEES (1)                        SYSTEMS DESIGN AND IMPLEMENTATION FEES (2)              ALL OTHER FEES (3)
         ----------                            --------------------------------------                  --------------
            $363,000                                             --                                        $354,017

(1) The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Corporation's annual financial statements for the fiscal year ended December 31, 2000 and the reviews of the financial statements included in the Corporation's Quarterly Reports on Form 10-Q for that fiscal year.

(2) KPMG LLP did not render any professional services related to financial information systems design and implementation to the Corporation for the fiscal year ended December 31, 2000.

(3) The aggregate fees billed by KPMG LLP for services rendered other than the services described under "Audit Fees" for the fiscal year ended December 31, 2000. All other fees include consultation on accounting issues, income tax consultation, review of SEC registration statements and due diligence/acquisition audit assistance.

       The Audit Committee of the Board of Directors has considered whether the provision of the services covered by "All Other Fees" is compatible with maintaining the independence of KPMG LLP.


                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
                        FOR INCLUSION IN PROXY STATEMENT

       Any proposal which a Webster shareholder wishes to have included in Webster's proxy statement and form of proxy relating to Webster's 2002 annual meeting of shareholders under Rule 14a-8 of the Securities and Exchange Commission must be received by Webster's Secretary at Webster Plaza, Waterbury, Connecticut 06702 by November 21, 2001. Nothing in this paragraph shall be deemed to require Webster to include in its proxy statement and form of proxy for the meeting any shareholder proposal which does not meet the requirements of the Securities and Exchange Commission in effect at the time. Any other proposal for consideration by shareholders at Webster's 2002 annual meeting of shareholders must be delivered to, or mailed to and received by, the Secretary of Webster not less that 30 days nor more than 90 days prior to the date of the meeting if Webster gives at least 45 days' notice or prior public disclosure of the meeting date to shareholders.

                                  OTHER MATTERS

       As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known properly come before the meeting, the persons named in the accompanying proxy will vote the proxy in accordance with the determination of a majority of the Board of Directors.

                                       By order of the Board of Directors

                                       /s/ JAMES C. SMITH

                                       James C. Smith
                                       Chairman and Chief Executive Officer

Waterbury, Connecticut
March 21, 2001

                            AUDIT COMMITTEE CHARTER


STATEMENT OF POLICY

       The Audit Committee for Webster Financial Corporation (the "Corporation"), which is composed solely of directors who are independent of management and free from any relationship that would interfere with the exercise of independent judgement, serves as the Audit Committee of the Corporation, Webster Bank (the "Bank"), Webster Trust Company, N. A. (the "Trust Company"), and Webster Investment Services, Inc. (the "Broker/Dealer").

       The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities to the shareholders, potential shareholders, and investment community by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

              - Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

              - Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.

              - Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

       The independent auditors are ultimately accountable to the Board of Directors and the Audit Committee.

COMPOSITION

       The Audit Committee shall comprise three or more directors as determined by the Board of Directors of the Corporation, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. The Corporation follows the guidelines contained in 12 USC Sec. 1831m, Part 363 of the rules and regulations of the Federal Deposit Insurance Corporation and Rules 4200(a)(14) and 4350 of The Nasdaq Stock Market, Inc., which establish criteria for an independent audit committee. All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least two members of the Audit Committee shall have accounting or related financial management and banking expertise. Committee members may enhance their familiarity with finance, accounting and risk management by participating in educational programs conducted by the General Auditor, members of management, or an outside consultant.

       The members of the Audit Committee, and its Chair, shall be elected by the Board of Directors of the Corporation at its annual organizational meeting, and shall serve until their successors are duly elected and qualified.

MEETINGS

       The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate. In order to foster open communication, the Audit Committee should meet at its discretion with the General Auditor and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed privately.

PRACTICES

       In carrying out its responsibilities, the Audit Committee will adopt practices which will enable the Committee to best react to changing conditions and to ensure that the corporate accounting and reporting practices, the system of internal controls, and the fiduciary activities conducted are in accordance with all requirements and are of the highest quality.

The Audit Committee shall:

              AUDIT ADMINISTRATION

              1. Hold regular meetings as may be necessary, and special meetings as may be called by the Chair of the Audit Committee or at the request of the independent accountants or the General Auditor.

              2. On an annual basis, receive from the independent accountants a formal written statement delineating all relationships between the independent accountants and the Corporation, consistent with Independence Standards Board Standard 1, discuss with the independent accountants the independent accountants' independence, actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact objectivity and independence of the independent accountants, and take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent accountants.

              3. Review and approve the range and cost of audit and non-audit services performed by the independent accountants.

              4. Review the qualifications and evaluate the performance of the independent accountants and make recommendations to the Board of Directors regarding the selection, appointment or termination of the independent accountants. The independent accountants shall be ultimately accountable to the Board of Directors and the Audit Committee, as representatives of shareholders.

              5. Confer with the independent accountants and the internal auditors concerning the scope of their examinations of the Corporation, the Bank and its subsidiaries, and review and approve the independent accountants' annual engagement letter.

              6.     Review the appointment and replacement of the General
                     Auditor.

              7. Review with the Corporation's General Counsel legal matters that may have a material impact on the financial statements, compliance policies, and any material reports or inquiries received from regulators or governmental agencies.

              8.     Obtain from the independent accountants assurance that
                     Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.

              9. Retain independent counsel, independent accountants, or others where appropriate, for any matters related to the discharge of the duties and responsibilities assigned to the Audit Committee.

              10. Review and reassess the adequacy of the Audit Committee Charter annually, and recommend any proposed changes to the Board of Directors for approval.

              11. Report through its Chair to the Board of Directors at the Board's next regularly scheduled meeting following the meeting of the Audit Committee matters reviewed by the Audit Committee.

              12.    Discuss with the independent accountants SAS 61 matters.

              13. Make a recommendation to the Board of Directors as to whether the financial statements should be included in the Corporation's Annual Report on Form 10-K.

              14. Approve the report of Audit Committee to be included in the Corporation's Proxy Statement for its Annual Meeting of Shareholders.

              15. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.


              SYSTEM OF INTERNAL CONTROL

              1. Review and approve annual audit plans; direct the internal auditors or the independent accountants to specific matters or areas deemed by the Audit Committee to be of special significance; and authorize the performance of supplemental reviews or audits, as the Audit Committee may deem desirable.

              2. Review and discuss with management the Corporation's audited annual financial statements and the independent accountants' opinion rendered with respect to such financial statements. This review shall include the nature and extent of any significant changes in accounting principles, management's discussion and analysis and accounting estimates, and disagreements with management.

              3. Review with financial management or the independent accountants the Corporation's quarterly financials.

              4. Review the adequacy of the Bank, the Trust Company, and the Broker/Dealer systems of internal controls by obtaining from the independent accountants and internal auditors their recommendations regarding internal controls and other matters relating to the accounting procedures of the Corporation and the Bank and its subsidiaries and reviewing the correction of controls deemed to be deficient.

              5. Meet at least annually with the chief financial officer, the General Auditor and the independent accountants in separate executive sessions, in order to ensure that independent, direct communication between the Boards of Directors, chief financial officer, General Auditor and independent accountants is provided.

              6. Oversee the Corporation's Policies on business ethics and conduct.

              7. Review activities, organizational structure, and qualifications of the internal audit department.

              8.     Review regulatory examination findings.

              LOAN REVIEW ACTIVITIES

              On an annual basis, review and approve the Loan Review Policy and Procedures.

              1. Review activities, organizational structure, and qualifications of the independent loan review department.

              2. Receive written reports from the Loan Review Manager on control deficiencies and the correction of same.

              3. On an annual basis, review management's methodology and conclusions regarding the adequacy of the allowance for loan losses.

              FIDUCIARY ACTIVITIES - WEBSTER TRUST COMPANY, N. A.

              1. Ensure that, at least once during each calendar year, suitable audits of the Trust Company's affairs and fiduciary activities are performed. Such audits may be performed by the internal auditors, or by independent auditors retained for such purpose. Written audit reports shall be presented to the Audit Committee and the Board of Directors of the Trust Company at their next regularly scheduled meetings.

              2. Discuss with the internal or independent auditors whether the Trust Company is operating in a sound condition, and whether adequate internal controls and procedures are being maintained, whether fiduciary powers have been administered according to law, Part 9 of the Regulations of the Comptroller of the Currency, and sound fiduciary principles.

              3. Recommend to the Board of Directors of the Trust Company such changes in the manner of conducting the affairs and fiduciary activities of the Trust Company as shall be deemed advisable.

              4. The Audit Committee may designate the General Auditor to represent it at meetings of the Board of Directors of the Trust Company.

              BROKER/DEALER ACTIVITIES - WEBSTER INVESTMENT SERVICES, INC.

              1. Ensure that, at least once during each calendar year, suitable audits of the Broker/Dealer are performed. Such audits may be performed by the internal auditors, or by independent auditors retained for such purpose. Written audit reports shall be presented to the Audit Committee and the Board of Directors of the Broker/Dealer at their next regularly scheduled meetings.

              2. Discuss with the internal or independent auditors whether the Broker/Dealer is operating in a sound condition, whether adequate internal controls and procedures are being maintained, and whether the Broker/Dealer is in compliance with NASD rules and applicable securities laws and regulations.

              3. Recommend to the Board of Directors of the Broker/Dealer such changes in the manner of conducting the affairs and activities of the Broker/Dealer as shall be deemed advisable.

              4. The Audit Committee may designate the General Auditor to represent it at meetings of the Board of Directors of the Broker/Dealer.

                                                                       Exhibit A


                        2001 DIRECTORS RETAINER FEES PLAN
                                       OF
                          WEBSTER FINANCIAL CORPORATION


           1.        NAME AND PURPOSE.

                     1.1 This plan is the 2001 Directors Retainer Fees Plan of Webster Financial Corporation (the "Plan").

                     1.2 The purposes of the Plan are to enhance Webster's ability to attract and retain highly qualified individuals to serve as non-employee directors of Webster and its banking subsidiaries and to provide additional incentives to such Directors to promote the success of Webster and such subsidiaries. The Plan provides Directors (as defined below) with shares of Restricted Stock (as defined below) in lieu of an annual cash retainer for their services as Directors.

           2.        DEFINITIONS.

           For purposes of interpreting the Plan and related documents, the following definitions shall apply:

                     2.1 "Annual Retainer" means the annual director fee payable to a Director for service on the Board or a Banking Subsidiary Board, as applicable ($15,000 as of the Effective Date).

                     2.2 "Annual Meeting Date" means the date of each annual meeting of the shareholders of Webster held on and after the Effective Date.

                     2.3 "Average Quarterly Value" means the average value of a share of Stock on the last trading day of each of the four consecutive calendar quarters preceding a Grant Date or other date on which Restricted Stock is issued pursuant to Section 6 of this Plan.

                     2.4   "Board" means the Board of Directors of Webster.

                     2.5 "Banking Subsidiary Board" means the Board of Directors of any banking subsidiary of Webster.

                     2.6   "Change in Control" means:

                     (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) (a "PERSON") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of Webster (the "OUTSTANDING WEBSTER COMMON STOCK") or (ii) the combined voting power of the then outstanding voting securities of Webster entitled to vote generally in the election of directors (the "OUTSTANDING WEBSTER VOTING SECURITIES"); provided however, that for purposes of this subsection 2.6(a), the following acquisitions shall not constitute a Change in Control: (w) any acquisition directly from Webster, (x) any acquisition by Webster, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Webster or any corporation controlled by Webster or (z) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and
(iii) of subsection 2.6(c) hereof; or

                     (b) Individuals who, as of April 26, 2001, constituted the Board (the "INCUMBENT BOARD") cease for any reason to constitute at least a majority of the Board, provided however, that any individual becoming a director subsequent to such date whose election, or nomination for election by Webster's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                     (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of Webster or the acquisition of assets of another entity (a "BUSINESS COMBINATION"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Webster Common Stock and Outstanding Webster Voting Securities immediately before such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Webster or all or substantially all of Webster's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately before such Business Combination of the Outstanding Webster Common Stock and Outstanding Webster Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of Webster or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed before the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                     (d) Approval by the shareholders of Webster of a complete liquidation or dissolution of Webster.

                     2.7 "Director" means a non-employee member of Webster's Board or of a Banking Subsidiary Board.

                     2.8 "Effective Date" means April 26, 2001 the date of the 2001 annual meeting of shareholders of Webster.

                     2.9       "Expiration Date" means April 26, 2011.

                     2.10 "Grant Date" means the date on which a grant of Restricted Stock takes effect pursuant to Section 6 of this Plan, which shall be the Effective Date and each subsequent Annual Meeting Date before the Expiration Date (or, in the case of a Director who is first elected other than on an Annual Meeting Date, the date of such election, as specified in Section 6 below).

                     2.11 "Holder" means a person who holds Restricted Stock under this Plan.

                     2.12 "Partial Vesting Date" with respect to a grant of Restricted Stock means the date of the Holder's termination of service with the Board or the Bank Subsidiary Board, as applicable, before the Annual Meeting Date next following the Grant Date with respect to such Stock (or, if earlier, before 12 months after such Grant Date) (i) due to the Total Disability or death of the Holder, (ii) in connection with a Change in Control, or (iii) with the prior written consent of the Board.

              2.13 "Pro-Rated Retainer" means the Annual Retainer in effect at the time a Director is first elected to the Board or a Subsidiary Board other than on an Annual Meeting Date multiplied by a fraction, the numerator of which is the number of months after such election and before the next Annual Meeting Date (rounded to the nearest full month) and the denominator of which is 12, provided, however, that such fraction shall not be in excess of 1.0.

              2.14 "Restricted Stock" means shares of Stock that are subject to a substantial risk of forfeiture if the Holder ceases to be a member of the Board and of any Banking Subsidiary Board before the Vesting Date or Partial Vesting Date with respect to such Stock.

              2.15   "Stock" means the Common Stock, par value $.01, of Webster.

              2.16 "Total Disability" means the inability of a Holder to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months.

              2.17 "Vesting Date" with respect to a grant of Restricted Stock means the date of the first Annual Meeting Date next following such Grant Date (or, if earlier, the first anniversary of the Grant Date).

              2.18 "Webster" means Webster Financial Corporation, a Delaware corporation.

       3.     ADMINISTRATION OF THE PLAN.

       The Plan shall be administered by the Board. The Board's responsibilities under the Plan shall be limited to taking all legal actions necessary to document the grants of Restricted Stock provided herein, to maintain appropriate records and reports regarding those grants, and to take all acts authorized by this Plan.

       4.     STOCK SUBJECT TO THE PLAN.

              4.1 Subject to adjustments made pursuant to Section 4.2, the maximum number of shares of Stock that may be issued pursuant to the Plan shall not exceed 75,000. If any grant of Restricted Stock is forfeited, terminates or is canceled for any reason, the shares of Stock that were forfeited, or that were subject to such terminated or canceled grant, shall be available for future grants under the Plan.

              4.2    (a)        If the outstanding shares of Stock are
increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of Webster by reason of any recapitalization, reclassification, stock split-up, combination of shares, exchange of shares, stock dividend or other distribution payable on capital stock, or other increase or decrease in such shares effected without receipt of consideration by Webster, occurring after the Effective Date, the number and kinds of shares for Restricted Stock may be granted under the Plan shall be adjusted proportionately and accordingly by Webster.

                     (b) Adjustments under this Section 4.2 related to stock or securities of Webster shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. No fractional shares of Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

                     (c) The grant of a Restricted Stock pursuant to the Plan shall not affect or limit in any way the right or power of Webster to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all of any part of its business or assets.

       5.     ELIGIBILITY.

       Eligibility under this Plan is limited to Directors who are not employees of Webster or any of its subsidiaries.

       6.     NUMBER OF SHARES AND GRANT DATE.

       Subject to approval of the Plan by the shareholders of Webster as provided in Section 12.1 below and to the availability of shares of Stock under
Section 4.1 hereof, on each Annual Meeting Date beginning with the 2001 annual meeting, each Director whose term of office begins with or continues after such Annual Meeting Date shall be issued a number of whole shares of Restricted Stock equal to the Annual Retainer divided by the Average Quarterly Value as of such Grant Date (rounded down to the next whole share), reduced by any shares granted to such Director on such Annual Meeting Date pursuant to the First Amended and Restated Directors Retainer Fees Plan of Webster Financial Corporation (the "1996 PLAN"). Subject to approval of the Plan by the shareholders of Webster as provided in Section 12.1 below and to the availability of shares of Stock under
Section 4.1 hereof, each Director who is first elected after the Effective Date to the Board or a Banking Subsidiary Board (and who was not then a member of the Board or a Banking Subsidiary Board) other than on an Annual Meeting Date shall be granted a number of whole shares of Restricted Stock equal to the Pro-Rated Retainer divided by the Average Quarterly Value as of the date of such election (rounded down to the next whole share), reduced by any shares granted under the 1996 Plan to such Director as of the date of such election.

       7.     VESTING.

       Restricted Stock shall become fully vested upon the Vesting Date with respect to the grant of such Restricted Stock, but not before approval of the Plan by shareholders in accordance with Section 12.1 hereof. Restricted Stock shall become partially vested on the Partial Vesting Date with respect to such grant (but not before approval of the Plan by shareholders in accordance with Section 12.1 hereof), as follows: on such Partial Vesting Date, the Holder shall be vested in a number of shares equal to the number of shares of Restricted Stock granted to the Holder on the applicable Grant Date multiplied by a fraction (not in excess of one), the numerator of which shall be the number of months of service completed by the Holder (rounded to the nearest whole month) after such Grant Date and before the Partial Vesting Date, and the denominator of which shall be the number of months (rounded to the nearest whole month) between such Grant Date and the next Annual Meeting Date (but not in excess of 12), rounded to the nearest whole number of shares. In the event that a Holder's service as a Director terminates before the Vesting Date with respect to shares of Restricted Stock, nonvested shares shall be forfeited. The Holder irrevocably appoints Webster as his or her agent for the purpose of transferring such forfeited shares of Restricted Stock from the Holder to Webster. Notwithstanding any other provision of the Plan, Restricted Stock shall not become vested following a Change in Control to the extent that such vesting would cause the Holder to incur liability for the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended.

       8.     SHAREHOLDER RIGHTS.

       Except as provided in Section 11 hereof, the Holder shall have all of the rights of a shareholder with respect to shares of Restricted Stock, including the right to vote such shares and the right to receive dividends thereon.

       9.     CONTINUATION OF SERVICE.

       Nothing in the Plan shall confer upon any person any right to continue to serve as a Director.

       10.    WITHHOLDING.

       Webster shall have the right to withhold, or require a Holder to remit to Webster, an amount sufficient to satisfy any applicable federal, state, local or foreign withholding tax requirements imposed with respect to the grant or vesting of Restricted Stock or the payment of dividends thereon.

       11.    NONTRANSFERABILITY; LEGEND.

       No shares of Restricted Stock granted pursuant to this Plan shall be transferable by the Holder voluntarily, by operation of law or otherwise before the Vesting Date or Partial Vesting Date with respect to such shares, and no such shares shall be pledged or hypothecated (by operation of law or otherwise) or subject to execution, attachment or similar processes before such Vesting Date or Partial Vesting Date. All share certificates issued hereunder shall bear an appropriate legend reflecting the foregoing restrictions and limitations on transfer. Following the Vesting Date or Partial Vesting Date with respect to such shares, the Holder shall be entitled to have such legend removed from shares that have become vested hereunder.

       12.    ADOPTION, AMENDMENT, SUSPENSION AND TERMINATION
              OF THE PLAN.

              12.1 The Plan shall be effective as of the Effective Date, subject to approval of the Plan within one year of its adoption by the Board by a majority of the total votes cast on the proposal in person or by proxy at a meeting duly held in accordance with applicable law; provided, however, that upon approval of the Plan by the shareholders of Webster, all Restricted Stock granted under the Plan on or after the Effective Date shall be fully effective as if the shareholders had approved the Plan on the Effective Date.

              12.2 Subject to the limitations of this Section 12.2, the Board may at any time suspend or terminate the Plan, and may amend it from time to time in such respects as the Board may deem advisable; provided, however, the Board shall not amend the Plan in the following respects without the approval of shareholders then sufficient to approve the Plan in the first instance:

                     (a) To materially increase the benefits accruing to participants under the Plan (for example, to increase the number of shares of Restricted Stock that may be granted to any Director).

                     (b) To materially increase the maximum number of shares of Stock that may be issued under the Plan;

                     (c) To materially modify the requirements as to eligibility for participation in the Plan.

              12.3 No Restricted Stock may be granted during any suspension or after the termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the Holder's consent, alter or impair any rights or obligations under any Restricted Stock previously issued under the Plan. This Plan shall terminate upon the earlier of the expiration or vesting of all of the Restricted Stock granted hereunder or the Expiration Date, unless previously terminated by the Board pursuant to Section 12.2.

       13.    REQUIREMENTS OF LAW.

       Webster shall not be required to issue any shares of Stock hereunder if the issuance of such shares would constitute a violation by the Holder or Webster of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. Any determination in this connection by the Board shall be final, binding, and conclusive. Webster shall not be obligated to take any affirmative action in order to cause the issuance of shares pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that shares of Stock shall not be issued hereunder unless and until the shares of Stock are registered or are subject to an available exemption from registration, the grant of Restricted Stock (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

       14.    GOVERNING LAW.

       The validity, interpretation and effect of this Plan, and the rights of all persons hereunder, shall be governed by and determined in accordance with the laws of Delaware, other than the choice of law rules thereof.

                          WEBSTER FINANCIAL CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned shareholder of Webster Financial Corporation ("Webster" or the "Corporation") hereby appoints O. Joseph Bizzozero, Jr., John J. Crawford and Sister Marguerite Waite, or any of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the annual meeting of shareholders (the "Annual Meeting") to be held at 4:00 p.m., local time, on Thursday, April 26, 2001, at the Courtyard by Marriott, 63 Grand Street, Waterbury, Connecticut, and at any adjournments of the meeting, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

       This proxy will be voted as directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1; FOR THE AMENDMENT TO THE 1992 STOCK OPTION PLAN (PROPOSAL 2); FOR APPROVAL OF WEBSTER'S 2001 DIRECTORS RETAINER FEES PLAN (PROPOSAL 3); FOR THE RATIFICATION OF WEBSTER'S APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL 4); AND IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO ANY OTHER MATTERS. The undersigned shareholder may revoke this proxy at any time before it is voted by delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to the Senior Vice President, Investor Relations of the Corporation, by re-voting by telephone or on the Internet, or by attending the Annual Meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement.

       IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ACCOMPANYING ENVELOPE.

           (CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)

                        ANNUAL MEETING OF SHAREHOLDERS OF

                          WEBSTER FINANCIAL CORPORATION

                                 APRIL 26, 2001

                            PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible, or

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call, or

TO VOTE BY INTERNET

Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.


YOUR CONTROL NUMBER IS         _________


       DO NOT RETURN YOUR PROXY CARD IF YOU VOTE BY TELEPHONE OR INTERNET



                 PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

|X| Please mark your votes as in this example.

           1.        To elect three directors to serve for three-year terms (Proposal 1).

                             FOR                WITHHOLD AUTHORITY                           NOMINEES:         JOEL S. BECKER
                     all nominees listed       to vote for all nominees                                        WILLIAM T. BROMAGE
                                                    listed at right                                             JAMES C. SMITH


                     WITHHOLD AUTHORITY to vote for the following nominees only: (write the name of the nominee(s) in the space below).

                     ---------------------------------------------------------------------------------

           2. To amend Webster's 1992 Stock Option Plan to increase the number of shares of common stock available for issuance under the plan, to provide for discretionary grants of options to non-employee directors and to discontinue automatic grants of options to non-employee directors
                     (Proposal 2).

                               FOR                            AGAINST                        ABSTAIN


           2.        To approve and adopt Webster's 2001 Directors Retainer Fees Plan (Proposal 3).

                               FOR                            AGAINST                        ABSTAIN


           3. To ratify the appointment by the Board of Directors of the firm of KPMG LLP as independent auditors of Webster for the fiscal year ending December 31, 2001 (Proposal 4).

                               FOR                            AGAINST                        ABSTAIN



            4. The Proxies are authorized to vote upon any other business that properly comes before the Annual Meeting or any adjournments of the meeting, in accordance with the determination of a majority of Webster's Board of Directors.


                                                                                          Date:                       , 2001
-------------------------------------------------------------------------------                ---------------------
SIGNATURE(S) OF SHAREHOLDER(S) OR AUTHORIZED REPRESENTATIVE(S)

NOTE: Please date and sign exactly as name(s) appear(s) hereon. Each executor, administrator, trustee, guardian, attorney-in-fact and other fiduciary should sign and indicate his or her full title. When stock has been issued in the name of two or more persons, all should sign.